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                                                                   EXHIBIT 10.25

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                        ---------------------------------

                                    FCA, LTD.

                        ---------------------------------

                            STOCK PURCHASE AGREEMENT

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                                   MAY 7, 1996

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                                TABLE OF CONTENTS

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                                                                                             PAGE
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1. Authorization of Securities.........................................................        1

2. Sale and Purchase of Securities.....................................................        1

3. Closing.............................................................................        1

4. Restriction on Transfer of Securities...............................................        2
         4.1 Restrictions..............................................................        2
         4.2 Legend....................................................................        2
         4.3 Removal of Legend.........................................................        2
         4.4 Register of Securities....................................................        2

5. Representations and Warranties by Company...........................................        3
         5.1 Organization, Standing, etc...............................................        3
         5.2 Qualification.............................................................        3
         5.3 Financial Statements......................................................        3
         5.4 Tax Returns and Audits....................................................        4
         5.5 Changes, Dividends, etc...................................................        4
         5.6 Title to Properties and Encumbrances......................................        4
         5.7 Litigation; Governmental Proceedings......................................        5
         5.8 Compliance with Applicable Laws and Other Instruments.....................        5
         5.9 Preferred Shares and Conversion Stock.....................................        5
         5.10 Securities Laws..........................................................        6
         5.11 Patents and Other Intangible Rights......................................        6
         5.12 Capital Stock............................................................        6
         5.13 Outstanding Debt.........................................................        7
         5.14 Schedule of Assets and Contracts.........................................        7
         5.15 Corporate Acts and Proceedings...........................................        8
         5.16 Purchase Commitments and Outstanding Bids................................        9
         5.17 Insurance Coverage.......................................................        9
         5.18 No Brokers or Finders....................................................        9
         5.19 Conflicts of Interest....................................................        9
         5.20 Licenses.................................................................        9
         5.21 Registration Rights......................................................       10
         5.22 Retirement Plans.........................................................       10
         5.23 Environmental and Safety Laws............................................       10
         5.24 Employees................................................................       11
         5.25 Absence of Restrictive Agreements........................................       11
         5.26 Small Business Concern...................................................       11
         5.27 Application of Proceeds..................................................       12
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         5.28 Disclosure...............................................................       12

6. Representations and Warranties of Purchasers........................................       12
         6.1 Investment Intent.........................................................       12
         6.2 Location of Principal Office and Qualification as Accredited Investor.....       13
         6.3 Acts and Proceedings......................................................       13
         6.4 No Brokers or Finders.....................................................       13

7. Conditions of Each Purchaser's Obligation...........................................       13
         7.1 No Errors, etc............................................................       13
         7.2 Compliance with Agreement.................................................       14
         7.3 Certificate of Officers...................................................       14
         7.4 Opinion of Company's Counsel..............................................       14
         7.5 No Event of Default.......................................................       16
         7.6 Qualification Under State Securities Laws.................................       16
         7.7 Proceedings and Documents.................................................       16
         7.8 Co-Sale Agreements........................................................       16
         7.9 Key Person Insurance......................................................       16
         7.10 Execution of SBA Form 480................................................       16
         7.11 Execution of SBA Form 652-D..............................................       17
         7.12 Akradi Employment Agreement..............................................       17
         7.13 Affidavit of Ownership and Agreement of Indemnity........................       17

8. Affirmative Covenants...............................................................       17
         8.1 Corporate Existence.......................................................       17
         8.2 Books of Account and Reserves.............................................       17
         8.3 Furnishing of Financial Statements and Information........................       17
         8.4 Inspection................................................................       19
         8.5 Preparation and Approval of Budgets.......................................       19
         8.6 Payment of Taxes and Maintenance of Properties............................       20
         8.7 Insurance.................................................................       20
         8.8 Payment of Indebtedness and Discharge of Obligations......................       21
         8.9 Directors' and Shareholders' Meetings.....................................       21
         8.10 Application of Proceeds..................................................       21
         8.11 Retirement Plans.........................................................       21
         8.12 Filing of Reports........................................................       22
         8.13 Patents and Other Intangible Rights......................................       22
         8.14 Insurance on Life of Bahram Akradi.......................................       22
         8.15 Rule 144A................................................................       22
         8.16 Compliance...............................................................       23
         8.17 Right of First Refusal...................................................       23
         8.18 Conversion Stock Fully Paid; Reservation of Shares.......................       24
         8.19 Recission Offer..........................................................       24

9. Negative Covenants..................................................................       24
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         9.1 Dividends on or Redemption of Junior Stock................................       24
         9.2 Future Registration Rights................................................       24
         9.3 Other Matters Requiring Prior Approval of Purchasers......................       25

10. Registration of Stock..............................................................       25
         10.1 Required Registration....................................................       25
         10.2 Incidental Registration..................................................       27
         10.3 Registration Procedures..................................................       27
         10.4 Expenses.................................................................       29
         10.5 Indemnification..........................................................       29

11. Default............................................................................       31
         11.1 Events of Default........................................................       31
         11.2 Remedies Upon Events of Default..........................................       32
         11.3 Notice of Defaults.......................................................       33
         11.4 Suits for Enforcement....................................................       33
         11.5 Remedies Cumulative......................................................       33
         11.6 Remedies not Waived......................................................       33

12. Termination of Certain Covenants...................................................       33

13. Definitions........................................................................       33
         13.1 "Additional Shares of Common Stock"......................................       34
         13.2 "Common Stock"...........................................................       34
         13.3 "Conversion Price".......................................................       34
         13.4 "Convertible Securities".................................................       34
         13.5 "Indebtedness for Borrowed Money"........................................       34
         13.6 "Junior Stock"...........................................................       34
         13.7 "Permitted Liens"........................................................       34
         13.8 "Purchased Stock"........................................................       34
         13.9 "Senior Indebtedness"....................................................       35
         13.10 "Subsidiary"............................................................       35

14. Consents; Waivers and Amendments...................................................       35

15. Voting Agreement...................................................................       35

16. Changes, Waivers, etc..............................................................       35

17. Payment of Fees and Expenses of Purchasers.........................................       36

18. Understanding Among Purchasers.....................................................       36

19. Notices............................................................................       36

20. Survival of Representations and Warranties, etc....................................       36
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21. Parties in Interest................................................................       37

22. Headings...........................................................................       37

23. Choice of Law......................................................................       37

24. Counterparts.......................................................................       37


Schedule A.............................................................................      A-1
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Exhibit 1 --  Amended Capital Stock Provisions
Exhibit 2 --  Exception Schedule
Exhibit 3 --  Financial Statements
Exhibit 4 --  Schedule of Assets and Contracts
Exhibit 5 --  Form of Co-Sale Agreement
Exhibit 6 --  Akradi Employment Agreement

                                    FCA, LTD.

                            STOCK PURCHASE AGREEMENT

                                                                     May 7, 1996

To Each of the Persons Named in
   Schedule A to this Agreement
  (the "Purchasers")

Ladies and Gentlemen:

         In consideration of the agreement of the Purchasers to purchase the Preferred Shares (as hereinafter defined), as provided for herein, the undersigned FCA, Ltd., a Minnesota corporation (the "Company"), hereby agrees with each of the Purchasers as follows:

         1. Authorization of Securities. The Company proposes to authorize, issue and sell an aggregate of up to 958,487 shares of series A convertible preferred stock of the Company (the "Series A Preferred Stock"), to be issued pursuant to and be entitled to the benefits of a Certificate of Designation of Rights and Preferences (the "Certificate") containing the terms set forth in Exhibit 1 hereto. The term Preferred Shares as used herein shall mean the shares of Series A Preferred Stock set forth in Schedule A hereto and all preferred shares of the Company issued in exchange or substitution therefor.

         2. Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the number of Preferred Shares set forth opposite such Purchaser's name in Schedule A hereto, at the purchase price set forth opposite such Purchaser's name in Schedule A hereto.

         3. Closing. The closing of the sale to, and purchase by, the Purchasers of the Preferred Shares (the "Closing") shall occur at the offices of Faegre & Benson LLP, 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota, at the hour of 9:00 A.M., Minneapolis time, on May 8, 1996 or on such other day or at such other time or place as the Purchasers and the Company shall agree upon (the "Closing Date").

         At the Closing, the Company will deliver to the Purchasers certificates representing the Preferred Shares being purchased by the Purchasers, registered in their respective names as stated in Schedule A hereto (or in the names of their respective nominees as may be specified to the Company at least 48 hours prior to the Closing Date), against delivery to the Company of the amounts set forth after their respective names in Schedule A hereto by wire transfer or certified check in payment of the total purchase price of the Preferred Shares being purchased by the Purchasers.

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         4.       Restriction on Transfer of Securities.

                  4.1 Restrictions. The Preferred Shares and the shares of Common Stock into which the Preferred Shares are convertible and all shares of Common Stock of the Company issued in exchange or substitution therefor (the "Conversion Stock") are "restricted securities" as defined under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder and may be transferred only pursuant to (a) a registration statement covering the sale of such securities that has been declared effective under the Securities Act, (b) Rule 144 (or any similar rule then in effect) adopted under the Securities Act, if such rule is available, and
(c) subject to the conditions elsewhere specified in this Section 4, any other legally available means of transfer.

                  4.2(a)   Legend. Each certificate representing Preferred
Shares shall be endorsed with the following legend:

                           "The securities evidenced hereby may not be
                  transferred without (i) the opinion of counsel satisfactory to the Company that such transfer may be lawfully made without registration under the Federal Securities Act of 1933 and all applicable state securities laws or (ii) such registration."

Upon the conversion of any Preferred Shares, unless the Company receives an opinion of counsel from the holder of such a security satisfactory to the Company to the effect that a sale, transfer, assignment, pledge or distribution of the Conversion Stock issuable upon such conversion may be made without registration, or unless such Conversion Stock is being disposed of pursuant to registration under the Securities Act and any applicable state act, the same legend shall be endorsed on the certificate evidencing such Conversion Stock.

         (b) Stop Transfer Order. A stop transfer order shall be placed with the Company's transfer agent preventing transfer of any of the securities referred to in paragraph (a) above pending compliance with the conditions set forth in any such legend (except as otherwise provided in paragraph (a) above).

                  4.3 Removal of Legend. Any legend endorsed on a certificate or instrument evidencing a security pursuant to Section 4.2 hereof shall be removed, and the Company shall issue a certificate or instrument without such legend to the holder of such security, (a) if such security is being disposed of pursuant to registration statement covering the sale of such security that has been declared effective under the Securities Act and any applicable state acts or pursuant to Rule 144 or any similar rule then in effect, or (b) if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a sale, transfer, assignment, offer, pledge or distribution for value of such security may be made without registration and that such legend is not required to satisfy the applicable exemption from registration.

                  4.4 Register of Securities. The Company or its duly appointed agent shall maintain a separate register for the Preferred Shares in which it shall register the issuance and transfer of all Preferred Shares. All transfers of Preferred Shares shall be recorded on the register

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maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such securities as the actual owner of the securities so registered until the Company or its agent is required to record a transfer of such securities on its register. The Company or its agent shall be required to record any such transfer when it receives (a) the security to be transferred duly and properly endorsed by the registered holder thereof or by its attorney duly authorized in writing, and (b) the opinion of counsel referred to in Sections 4.2 and 4.3 hereof or evidence of compliance with the registration provisions referred to in those Sections.

         5. Representations and Warranties by Company. Except as disclosed in Exhibit 2 hereto, the Company represents and warrants to the Purchasers that:

                  5.1 Organization, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own its properties and to carry on its business in all material respects as it is now being conducted. The Company has the requisite corporate power and authority to issue the Preferred Shares and the Conversion Stock, and to otherwise perform its obligations under this Agreement. The copies of the Articles of Incorporation and Bylaws of the Company delivered to the Purchasers or their agents prior to the execution of this Agreement are true and complete copies of the duly and legally adopted Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement. The Company does not have any direct or indirect equity interest in any other firm, corporation, partnership, joint venture association or other business organization except as set forth in Exhibit 2 hereto. If any Subsidiary (as hereinafter defined) is listed on Exhibit 2 hereto, the representations and warranties set forth in this
Section 5 are being hereby restated with respect to such Subsidiary.

                  5.2 Qualification. The Company is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification or licensing necessary and failure to be so qualified or licensed would have a material adverse impact on its business.

                  5.3 Financial Statements. Attached hereto as Exhibit 3 are (a) a balance sheet at December 31, 1995, together with the related statements of operations, shareholders' equity and cash flow for the fiscal year then ended, and the report thereon of McGladrey & Pullen, LLP, certified public accountants, and (b) an unaudited balance sheet at March 31, 1996 (the "Balance Sheet Date"), and the related statements of operations and cash flow for the three months then ended, prepared by the Company. Such financial statements (i) are in accordance with the books and records of the Company, (ii) present fairly the financial condition of the Company at December 31, 1995 and at the Balance Sheet Date and the results of its operations for the periods therein specified, and (iii) have, in all material respects, been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Specifically, but not by way of limitation, the balance sheets or notes thereto disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) of the Company at December 31, 1995 or at the Balance Sheet Date, as applicable, which, individually or in the aggregate, are material and which in accordance with generally accepted accounting principles would be required to be disclosed in such balance sheets, and the omission of which would, in the aggregate, have a material adverse impact on the

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Company. The balance sheets include appropriate reserves for all taxes and other liabilities accrued at each such date but not yet payable.

                  5.4 Tax Returns and Audits. All required federal, state and local tax returns or appropriate extension requests of the Company have been filed, and all federal, state and local taxes required to be paid with respect to such returns have been paid or due provision for the payment thereof has been made. The Company is not delinquent in the payment of any such tax or in the payment of any assessment or governmental charge. The Company has not received notice of any tax deficiency proposed or assessed against it, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. None of the Company's tax returns has been audited by governmental authorities in a manner to bring such audits to the Company's attention. The Company does not have any tax liabilities except those reflected in Exhibit 3 hereto and those incurred in the ordinary course of business since the Balance Sheet Date.

                  5.5 Changes, Dividends, etc. Except for the transactions contemplated by this Agreement, since the Balance Sheet Date the Company has not: (a) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except current liabilities incurred in the ordinary course of business, which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (b) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (c) declared or made any payment or distribution to its shareholders as such, or purchased or redeemed any of its shares of capital stock or other securities, or obligated itself to do so; (d) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (e) sold, transferred or leased any of its assets except in the ordinary course of business; (f) cancelled or compromised any debt or claim, or waived or released any right of material value; (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (h) entered into any transaction other than in the ordinary course of business; (i) encountered any labor difficulties or labor union organizing activities; (j) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than as contemplated by this Agreement; (k) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business; (l) increased the compensation payable, or to become payable, to any of its directors or employees, or made any bonus payment or similar arrangement with any directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors; or (m) agreed to do any of the foregoing other than pursuant hereto. There has been no material adverse change in the financial condition, operations, results of operations or business of the Company since the Balance Sheet Date.

                  5.6 Title to Properties and Encumbrances. The Company has good and marketable title to all its owned properties and assets, including without limitation the properties and assets reflected in Exhibit 3 hereto and the properties and assets used in the conduct of its business, except for property disposed of in the ordinary course of business since the Balance Sheet

Date, which properties and assets are not subject to any mortgage, pledge, lease, lien, charge, security interest, encumbrance or restriction, except (a) those which are shown and described in Exhibit 3 hereto or the notes thereto, and (b) Permitted Liens (as hereinafter defined). The plant, offices and equipment owned and leased by the Company have been kept in good condition and repair in the ordinary course of business.

                  5.7 Litigation; Governmental Proceedings. There are no legal actions, suits, arbitrations or other legal, administrative or governmental proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, its properties, assets or business, and the Company is not aware of any facts which are likely to result in or form the basis for any such action, suit or other proceeding. The Company is not in default with respect to any judgment, order or decree of any court or any governmental agency or instrumentality. The Company has not been threatened with any action or proceeding under any building or zoning ordinance, law or regulation.

                  5.8 Compliance with Applicable Laws and Other Instruments. The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities except where noncompliance with such laws, rules and regulations would not have a material adverse effect on the business, financial condition or results of operations of the Company. Neither the execution nor delivery of, nor the performance of or compliance with, this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or, with or without the giving of notice or passage of time, result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to, any applicable law, administrative regulation or judgment, order or decree of any court or governmental body, any agreement or other instrument to which the Company is a party or by which it or any of its properties, assets or rights is bound or affected, and will not violate the Articles of Incorporation or Bylaws of the Company. The Company is not in violation of its Articles of Incorporation or its Bylaws, nor in violation of, or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangement where such violation or default would have a material adverse effect on the business, financial condition or results of operation of the Company.

                  5.9 Preferred Shares and Conversion Stock. The Preferred Shares, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 4 hereof, and the shares of Conversion Stock issuable upon conversion of the Preferred Shares have been reserved for issuance based upon the initial Conversion Price (as hereinafter defined) of the Preferred Shares, and when issued upon conversion will be duly authorized, validly issued and outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 4 hereof and except for pledges, liens, encumbrances and restrictions created by the Purchasers. The certificates representing the Preferred Shares to be delivered by the Company hereunder, and the certificates representing the Conversion Stock to be delivered upon the conversion of the Preferred Shares, will be genuine, and the Company has no knowledge of any fact which would impair the validity thereof.

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                  5.10     Securities Laws. Based in part upon the
representations and warranties contained in Section 6 hereof, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Preferred Shares or the offer of the Conversion Stock other than the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of these sales. The Company has not, directly or through an agent, offered the Preferred Shares or the Conversion Stock, or any similar securities for sale to, or solicited any offers to acquire such securities from, persons other than the Purchasers and other accredited investors. Under the circumstances contemplated hereby, the offer, issuance, sale and delivery of the Preferred Shares and the offer of the Conversion Stock will not under current laws and regulations require compliance with the prospectus delivery or registration requirements of the Securities Act.

                  5.11 Patents and Other Intangible Rights. The Company (a) owns or has the exclusive right to use, free and clear of all material liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted, (b) is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, (c) owns or has the unrestricted right to use all trade secrets, including know-how, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens or claims of others, and (d) is not using any confidential information or trade secrets of others. To the Company's knowledge, the Company is not infringing upon or otherwise acting adversely to any known right or claimed right of any person under or with respect to any patents, trademarks, service marks, trade names, copyrights, licenses or rights with respect to the foregoing.

                  5.12 Capital Stock. The authorized capital stock of the Company consists of 50,000,000 common shares, of which 2,202,000 shares are issued and outstanding and 10,000,000 shares of preferred stock, none of which are issued and outstanding. All of the outstanding shares of capital stock of the Company were duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, Convertible Securities (as hereinafter defined) or other agreements or arrangements of any character or nature whatever, except as otherwise disclosed in Exhibit 2 hereto or as contemplated by this Agreement, under which the Company is or may be obligated to issue capital stock or other securities of any kind representing an ownership interest or contingent ownership interest in the Company. Neither the offer nor the issuance or sale of the Preferred Shares or the Conversion Stock constitutes an event under any anti-dilution provisions of any securities issued or issuable by the Company or any agreements with respect to the issuance of securities by the Company, which will either increase the number of shares issuable pursuant to such provisions or decrease the consideration per share to be received by the Company pursuant to such provisions. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase securities from the Company except as otherwise contemplated by this

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Agreement. All outstanding securities of the Company have been issued in full compliance with an exemption or exemptions from the registration and prospectus delivery requirements of the Securities Act and from the registration and qualification requirements of all applicable state securities laws.

                  5.13 Outstanding Debt. The Company has no Indebtedness for Borrowed Money (as hereinafter defined) except as otherwise set forth in Exhibit 3 hereto or the notes thereto. The Company is not in default in the payment of the principal of or interest or premium on any such Indebtedness for Borrowed Money, and no event has occurred or is continuing under the provisions of any instrument, document or agreement evidencing or relating to any such Indebtedness for Borrowed Money which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

                  5.14     Schedule of Assets and Contracts. Attached hereto as
Exhibit 4 is a Schedule of Assets and Contracts containing:

                  (a) Annex A: a listing of all real properties owned by the Company;

                  (b) Annex B: a listing of each indenture, lease, sublease, license or other instrument under which the Company claims or holds a leasehold interest in real property;

                  (c) Annex C: a listing of all written and oral contracts, agreements, subcontracts, purchase orders, commitments and arrangements involving payments remaining to or from the Company in excess of $100,000 and other agreements material to the Company's business to which the Company is a party or by which it is bound, under which full performance (including payment) has not been rendered by any party thereto;

                  (d) Annex D: a listing of all collective bargaining agreements, employment agreements, consulting agreements, noncompetition agreements, nondisclosure agreements, executive compensation plans, profit sharing plans, bonus plans, deferred compensation agreements, employee pension retirement plans and employee benefit stock option or stock purchase plans and other employee benefit plans, entered into or adopted by the Company;

                  (e) Annex E: a listing of all deeds of trust, mortgages, security agreements, pledge agreements and other agreements or arrangements whereby any of the assets or properties of the Company are subject to any lien, encumbrance, security interest or charge;

                  (f) Annex F: a listing of all leases of personal property involving payment remaining to or from the Company in excess of $100,000;

                  (g) Annex G: a listing of all bank accounts (or accounts with other financial institutions) maintained by the Company, together with the persons authorized to make withdrawals from such accounts;

                  (h) Annex H: the name of each employee of the Company whose annual compensation is in excess of $50,000 and the remuneration currently payable to each such employee;

                  (i) Annex I: the name of each shareholder of the Company and the number of shares owned by such shareholder;

                  (j) Annex J: a listing of all insurance policies in force and referred to in Section 5.17 hereof; and

                  (k) Annex K: a listing of all patents, royalty and license agreements, trademarks, trade names, service marks and copyrights (including applications therefor) relating to Company products.

         Prior to the Closing Date, the Company shall provide or otherwise make available to legal counsel for the Purchasers a true and complete copy of each document referred to above which such counsel requests to examine.

         The Company has substantially performed all obligations required to be performed by it to date and is not in default in any respect under any of the contracts, agreements, leases, documents, commitments or other arrangements to which it is a party or by which it is otherwise bound except where such default would not have a material adverse effect on the business, financial condition or results of operation of the Company. All instruments referred to above are in effect and enforceable against the Company according to their respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies), and there is not under any of such instruments any existing material default or event of default or event, in each case on the part of the Company, which, with notice or lapse of time or both, would constitute an event of default thereunder. To the Company's knowledge, all parties having material contractual arrangements with the Company are in substantial compliance therewith and the Company is not aware of any material default in any respect thereunder. All plans or arrangements listed pursuant to clause (d) above are fully funded to the extent that such funding is required by generally accepted accounting principles.

                  5.15 Corporate Acts and Proceedings. This Agreement has been duly authorized by all necessary corporate action on behalf of the Company, and has been duly executed and delivered by authorized officers of the Company. All corporate action necessary to the authorization, creation, issuance and delivery of the Preferred Shares and the Conversion Stock has been taken on the part of the Company, or will be taken by the Company on or prior to the Closing Date. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

                  5.16 Purchase Commitments and Outstanding Bids. No purchase commitment of the Company is in excess of normal, ordinary and usual requirements of its business, or was, to the Company's knowledge, made at any price in excess of the then current market price, or contains, to the Company's knowledge, terms and conditions more onerous than those usual and customary in the industry. There is no outstanding material bid, sales proposal, contract or unfilled order of the Company which (a) will, or could if accepted, require the Company to supply goods or services at a cost to the Company in excess of the revenues to be received therefrom, or (b) quotes prices which do not include a mark-up over reasonably estimated costs consistent with past mark-ups on similar business or market conditions current at the time.

                  5.17 Insurance Coverage. There are in full force policies of insurance issued by insurers of recognized responsibility insuring the Company, its properties and business against such losses and risks, and in such amounts, as in the Company's best judgment, after advice from its insurance broker, are acceptable for the nature and extent of its business and the Company's resources.

                  5.18 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against or upon the Company or any Purchaser for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold each Purchaser harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable in connection with the transactions contemplated by this Agreement.

                  5.19 Conflicts of Interest. No officer or director of the Company or any affiliate (as such term is defined in Rule 405 under the Securities Act) of any such person or, to the Company's knowledge, no shareholder or any affiliate of any such person, has any direct or indirect interest (a) in any entity which does business with the Company, or (b) in any property, asset or right which is used by the Company in the conduct of its business, or (c) in any contractual relationship with the Company other than as an employee. For the purpose of this Section 5.19, there shall be disregarded any interest which arises solely from the ownership of less than a 1% equity interest in a corporation whose stock is regularly traded on any national securities exchange or in the over-the-counter market.

                  5.20 Licenses. The Company possesses from the appropriate agency, commission, board and government body and authority, whether state, local or federal, all licenses, permits, authorizations, approvals, franchises and rights which (a) are necessary for it to engage in the business currently conducted by it, and (b) if not possessed by the Company would have a material adverse effect on the business, financial condition or results of operations of the Company. The Company has no knowledge that would lead it to believe that it will not be able to obtain all licenses, permits, authorizations, approvals, franchises and rights that may be required for any business the Company proposes to conduct.

                  5.21 Registration Rights. Other than under this Agreement, the Company has not agreed to register any of its authorized or outstanding securities under the Securities Act.

                  5.22 Retirement Plans. The Company does not have any retirement plan in which any employees of the Company participate that is subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, and of the regulations adopted pursuant thereto ("ERISA").

                  5.23     Environmental and Safety Laws.

                  (a)      For purposes of this Agreement,

                                    (i)      "Environmental Law" means the
                  Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1201 et seq., the Clean Water Act, 33 U.S.C. Section 1321 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., and any other federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health, natural resources or the environment;

                                    (ii)     "Hazardous Substance" means any
                  pollutant, contaminant, hazardous substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical, substance or material listed or identified in or regulated by any Environmental Law;

                                    (iii)    "RCRA Hazardous Waste" means a
                  hazardous waste, as that term is defined in and pursuant to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; and

                                    (iv)     "Real Estate" means the real
                  property owned or leased by the Company at any time.

                  (b) No Hazardous Substances have ever been buried, spilled, leaked, discharged, emitted, generated, stored, used or released, and no Hazardous Substances are now present, in, on, or under the Real Estate except for immaterial quantities stored or used by the Company in the ordinary course of its business and in accordance with all applicable Environmental Laws.

                  (c) The Real Estate is not being used, and the Real Estate has never been used, in connection with the business of manufacturing, storing or transporting Hazardous Substances, and no RCRA Hazardous Wastes have been treated, stored or disposed of on the Real Estate.

                  (d) There are not now and never have been any underground or aboveground storage tanks or other containment facilities of any kind on the Real Estate which contain or ever did contain any Hazardous Substances.

                  (e) The Real Estate is not and never has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

                  (f) The Company has delivered to Buyer true and complete copies of all reports, authorizations, permits, licenses, disclosures and other documents in its possession, custody or control describing or relating in any way to the Real Estate which describe, mention or discuss the status thereof with respect to any Environmental Law.

                  (g) To the best knowledge of the Company, there are not and there never have been any requests, notices, investigations, claims, demands, actions, suits or other legal or administrative proceedings relating in any way to the Company or the Real Estate, alleging liability under, violation of or noncompliance with, any Environmental Law or any license, permit or other authorization issued pursuant thereto. No such matter is threatened or impending, nor does there exist any substantial basis therefor.

                  (h) The Company operates, and at all times has operated, the business in accordance with all applicable Environmental Laws, and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of the business are in the Company's possession and are in full force and effect. To the knowledge of the Company, there is no threat that any such permit, license or other authorization will be withdrawn, terminated, not renewed, or otherwise materially limited or changed.

                  5.24 Employees. To the best of the Company's knowledge, no officer of the Company or employee of the Company whose annual compensation is in excess of $100,000 has any plans to terminate his or her employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and payment of Social Security and other taxes, and the Company has not encountered any material labor difficulties. The Company does not know of any worker's compensation liabilities, except those reflected in Exhibit 3 hereto.

                  5.25 Absence of Restrictive Agreements. To the best of the Company's knowledge, no employee of the Company is subject to any secrecy or non-competition agreement or any agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company. To the best of the Company's knowledge, no employer or former employer of any employee of the Company has any claim of any kind whatsoever in respect of any of the rights described in Section 5.11 hereof.

                  5.26 Small Business Concern. The Company is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations thereunder, including Title 13, Code of Federal Regulations, Section
121.802 (the "SBIA"). The information set forth in the Small Business Administration Forms 480, 652 and Section A of Form 1031 regarding the Company is accurate and complete. Copies of such forms shall have been completed and executed by the Company and delivered to each Purchaser that is a licensed small business investment company (an "SBIC") at the Closing Date. The Company does not presently engage in, and it shall not hereafter engage in, any activities, and shall not use directly or indirectly the proceeds from the sale of the Preferred Shares for any purpose for which an SBIC is prohibited from providing funds by the SBIA.

                  5.27 Application of Proceeds. The proceeds from the issuance and sale of Preferred Shares pursuant to this Agreement will be used to fund working capital and other general corporate purposes. No portion of such proceeds (i) will be used to provide capital to a corporation licensed under the SBIA, (ii) will be used outside the United States (except (x) to acquire abroad materials and industrial property rights for a domestic operation or (y) for transfer to a controlled foreign subsidiary, so long as at least 51% of the assets and activities of the Company will remain within the United States), or
(iii) will be used for any purpose contrary to the public interest (including but not limited to activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 CFR
Section 107.901. The Company's primary business activity does not involve, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and the Company is not classified under Major Group 65 (Real Estate) of the SIC Manual.

                  5.28 Disclosure. The Company has not knowingly withheld from the Purchasers any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Agreement or in any certificate or schedule furnished or to be furnished to any Purchaser pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

         6. Representations and Warranties of Purchasers. Each of the Purchasers severally represents and warrants for itself that:

                  6.1 Investment Intent. The Preferred Shares being acquired by such Purchaser hereunder are being purchased, and the Conversion Stock acquired by such Purchaser upon conversion of such Preferred Shares will be acquired, for such Purchaser's own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act. Such Purchaser understands that the Preferred Shares and the Conversion Stock have not been registered under the Securities Act or any applicable state laws by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act and such state laws, and that the reliance of the Company and others upon this exemption is predicated in part upon this representation and warranty. Such Purchaser further understands that the Preferred Shares and Conversion Stock may not be transferred or resold without
(a) registration under the Securities Act and any applicable state securities laws, or (b) an exemption from the requirements of the Securities Act and applicable state securities laws.

         Such Purchaser understands that an exemption from such registration is not presently available pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission (the "Commission") and that in any event such Purchaser may not sell any securities pursuant to Rule 144 prior to the expiration of a two-year period after such Purchaser has acquired the securities. Such Purchaser understands that any sales pursuant to Rule 144 may only be made in full compliance with the provisions of Rule 144.

                  6.2 Location of Principal Office and Qualification as Accredited Investor. The state in which such Purchaser's principal office (or domicile, if such Purchaser is an individual) is located is set forth in such Purchaser's address in Schedule A hereto. Such Purchaser qualifies as an accredited investor within the meaning of Rule 501 under the Securities Act for the reasons specified on such Purchaser's Certification attached to this Agreement. Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of the investment to be made hereunder by such Purchaser. Such Purchaser has and has had access to all of the Company's material books and records and access to the Company's executive officers has been provided to such Purchaser or to such Purchaser's qualified agents.

                  6.3 Acts and Proceedings. This Agreement has been duly authorized by all necessary action on the part of such Purchaser, has been duly executed and delivered by such Purchaser, and is a valid and binding agreement upon the part of such Purchaser enforceable against such Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific enforcement and other equitable remedies.

                  6.4 No Brokers or Finders. No person, firm or corporation has or will have, as a result of any act or omission by such Purchaser, any right, interest or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement. Such Purchaser will indemnify and hold the Company harmless against any and all liability with respect to any such commission, fee or other compensation which may be payable or determined to be payable as a result of the actions of such Purchaser in connection with the transactions contemplated by this Agreement.

         7. Conditions of Each Purchaser's Obligation. The obligation to purchase and pay for the Preferred Shares which each Purchaser has agreed to purchase on the Closing Date is subject to the fulfillment prior to or on the Closing Date of the following conditions. In the event that any such condition is not satisfied to the satisfaction of each Purchaser, then no Purchaser shall be obligated to proceed with the purchase of such Preferred Shares.

                  7.1 No Errors, etc. The representations and warranties of the Company under this Agreement shall be true in all material respects as of the Closing Date with the same effect as though made on and as of the Closing Date.

                  7.2 Compliance with Agreement. The Company shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by it prior to or as of the Closing Date.

                  7.3 Certificate of Officers. The Company shall have delivered to the Purchasers a certificate, dated the Closing Date, executed by the President and the senior financial officer of the Company and certifying to the satisfaction of the conditions specified in Sections 7.1, 7.2 and 7.5 hereof.

                  7.4 Opinion of Company's Counsel. The Company shall have delivered to each of the Purchasers an opinion or opinions of Dorsey & Whitney LLP, special counsel for the Company, dated the Closing Date, to the effect that:

                  (a) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Minnesota with the corporate power to enter into this Agreement, to issue and sell the Preferred Shares and the Conversion Stock as contemplated by this Agreement, and to carry out the provisions of this Agreement and to conduct any lawful business activity; and has not failed to qualify to do business as a foreign corporation in good standing in any state or jurisdiction wherein the nature of its activities or of its properties owned or leased makes such qualification necessary and failure to be so qualified would have a material adverse effect upon the Company.

                  (b) This Agreement has been duly authorized by all requisite corporate action, executed and delivered by the Company, and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally, and except for judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

                  (c) The Certificate has been duly adopted by all necessary corporate action, and has been duly filed with the Secretary of State of the State of Minnesota (no other or additional filing or recording being necessary in order to create the Series A Preferred Stock).

                  (d) The Preferred Shares are entitled to the rights, preferences and provisions of the Certificate.

                  (e) The Preferred Shares are duly authorized, validly issued, fully paid and nonassessable, and the certificates for the Preferred Shares are in valid and sufficient form.

                  (f) The shares initially issuable upon conversion of the Series A Preferred Stock have been duly authorized and reserved for issuance and when issued upon such conversion in accordance with the terms and conditions of the

         Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable.

                  (g) The Company is authorized by its Articles of Incorporation to issue 60,000,000 shares of capital stock, of which 50,000,000 shares have been designated Common Stock, 958,487 shares of which have been designated Series A Preferred Stock and 9,041,513 shares of which are undesignated as to rights and preferences. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Based upon a review of the minute book of the Company and the contracts, agreements, leases, documents, commitments and arrangements disclosed in Exhibit 4 to this Agreement, there are no outstanding securities convertible into common shares of the Company or outstanding options, warrants or other rights to acquire securities of the Company, other than (a) the Preferred Shares, and (b) options and warrants disclosed in Exhibit 2 to this Agreement. None of the contracts, agreements, leases, documents, commitments or arrangements disclosed in
         Exhibit 4 to this Agreement grant or create any right with respect to the registration of any securities of the Company under the Securities Act or create any obligation on the part of the Company to purchase or redeem any outstanding shares of capital stock of the Company.

                  (h) Based upon a review of the minute book of the Company and the contracts, agreements, leases, documents, commitments and arrangements disclosed in Exhibit 4 to this Agreement, no security holder of the Company is entitled to preemptive or similar rights to subscribe for or to purchase any shares of capital stock of the Company except as otherwise contemplated by this Agreement, nor will any security holder of the Company be entitled to any such rights as a result of the execution or delivery of this Agreement or the issuance of the Preferred Shares or the Conversion Stock other than as contemplated by this Agreement.

                  (i) Assuming the accuracy of the representations of the Purchasers set forth in Section 6 hereof, the Company has obtained the approval or consent of all governmental agencies or bodies required to be obtained by it for the valid offer, issuance and sale of the Preferred Shares and the offer of the Conversion Stock to the Purchasers through conversion by them of the Preferred Shares. The Company is not in violation of any term, provision or condition of its Articles of Incorporation or Bylaws, or in violation of any contract, agreement, lease, document, commitment or arrangement listed in Exhibit 4 to this Agreement or any judgment, decree or order known to such counsel or to the best of such counsel's knowledge any statute, rule or regulation; and the execution, delivery and performance of this Agreement, the offer, issuance and sale of the Preferred Shares and the Conversion Stock, and the consummation of the transactions contemplated by this Agreement will not result in any breach or violation of the terms or provisions of, or constitute a default under, the Articles of Incorporation or the Bylaws of the Company or a violation of any contract, agreement, lease, document, commitment or arrangement listed in Exhibit 4 to this Agreement or any judgment, decree or order known to such counsel or to the best of such counsel's knowledge any statute, rule or regulation.

                  (j) Assuming the accuracy of the representations of the Purchasers set forth in Section 6 hereof, the offer, sale, issuance and delivery of the Preferred Shares and the offer of the Conversion Stock to the Purchasers through conversion by them of the Preferred Shares under the circumstances contemplated by the Certificate and this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act, and all registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful offer, sale, issuance and delivery of the Preferred Shares and the Conversion Stock have been obtained.

                  (k) Other than as disclosed on Exhibit 2 to this Agreement, such counsel have no knowledge of any litigation, proceeding or governmental investigation pending or threatened against the Company, its key management employees, properties or business which, if determined adversely to the Company, would have a material adverse effect upon the financial condition, operations, results of operations or business of the Company.

                  7.5 No Event of Default. There shall exist at the time of Closing no condition or event which would constitute an Event of Default (as hereinafter defined) or which, after notice or lapse of time or both, would constitute an Event of Default.

                  7.6 Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Agreement and the offer, sale, issuance and delivery of the Preferred Shares and the offer of the Conversion Stock shall have been obtained.

                  7.7 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to the Purchasers and their special counsel.

                  7.8 Co-Sale Agreements. Each of Bahram Akradi, John Driscoll and Wheelock Whitney shall have entered into a Co-Sale Agreement with the Purchasers substantially in the form of Exhibit 5 hereto.

                  7.9 Key Person Insurance. The Company shall have a binding commitment to obtain key person life insurance on the life of Bahram Akradi, and shall furnish each of the Purchasers with reasonable evidence thereof.

                  7.10 Execution of SBA Form 480. Each of the Purchasers that is an SBIC and the Company shall have executed the Size Status Declaration on SBA Form 480 referred to in Section 5.28 hereof, and each of such Purchasers shall have received an executed copy of such Form for its records.

                  7.11 Execution of SBA Form 652-D. Each of the Purchasers that is an SBIC shall have received from the Company its duly executed certification, dated the Closing Date, on SBA Form 652-D, that the Company will not illegally discriminate in its operations, employment practices or facilities.

                  7.12 Akradi Employment Agreement. The Company and Bahram Akradi shall have entered into an Employment Agreement substantially in the form of Exhibit 6 hereto.

                  7.13 Affidavit of Ownership and Agreement of Indemnity. The Company shall have received an affidavit of ownership and agreement of indemnity from T. Jay Salmen regarding the number of outstanding shares of capital stock of the Company owned by him on the date of such affidavit.

         8. Affirmative Covenants. Subject to the provisions of Section 12 hereof, the Company covenants and agrees that:

                  8.1 Corporate Existence. The Company will maintain, and will cause each Subsidiary (as hereinafter defined) to maintain, its corporate existence in good standing and comply with all applicable laws and regulations of the United States or of any state or states thereof or of any political subdivision thereof and of any governmental authority where failure to so comply would have a material adverse impact on the Company or its business or operations.

                  8.2 Books of Account and Reserves. The Company will, and will cause each of its Subsidiaries to, keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Commission and who are, if other than McGladrey & Pullen, LLP, one of the so-called "Big Six" accounting firms, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and its Subsidiaries as will satisfy the requirements of the Commission in effect at such time with respect to certificates and opinions of accountants.

                  8.3 Furnishing of Financial Statements and Information. The Company will deliver to each Purchaser:

                  (a) as soon as practicable, but in any event within 45 days after the close of each month, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such month, together with the related consolidated statements of operations and cash flow for such month, setting forth the budgeted figures for such month prepared and submitted in connection with the Company's annual plan as required under Section 8.5 hereof and in comparative form figures for the corresponding month of the previous fiscal year, all in reasonable detail and certified by an authorized accounting officer of the Company, subject to year-end adjustments;

                  (b) as soon as practicable, but in any event within 120 days after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, shareholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

                  (c) concurrently with the delivery of any financial statements referred to in paragraphs (a) and (b) of this Section 8.3, current schedules of Indebtedness for Borrowed Money and Senior Indebtedness, as these terms are hereinafter defined, together with a certificate of the President and the principal accounting officer of the Company to the effect that such schedules are accurate and correct and that there exists no condition or event which constitutes an event of default with respect to any indebtedness of the Company, or, if any such condition or event exists, specify the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (d) concurrently with the delivery in each year of the financial statements referred to in paragraph (b) of this Section 8.3, a statement and report signed by the independent public accountants who certified such financial statements to the effect that they have read this Agreement and that in the course of the audit upon which their certificate was based they became aware of no condition or event which constituted an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default or if such accountants did become aware of any such condition or event, specifying the nature and period of existence thereof;

                  (e) as soon as reasonably practical after the written request of any Purchaser that is an SBIC, confirm the use of the proceeds as described in Section 5.27 hereof;

                  (f) promptly furnish to each Purchaser that is an SBIC all information necessary in order for such Purchaser to prepare and file SBA Form 468 and other information requested or required by any governmental authority asserting jurisdiction over such Purchaser, such information to be provided within 20 days of such Purchaser's request, but in no event shall such Purchaser request any information that has previously been disclosed pursuant to the reporting requirements set for herein;

                  (g) promptly after the submission thereof to the Company, copies of all reports and recommendations submitted by independent public accountants in connection with any annual or interim audit of the accounts of the Company or any of its Subsidiaries made by such accountants;

                  (h) promptly upon transmission thereof, copies of all reports, proxy statements and other communications furnished to shareholders of the Company;

                  (i) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and any Subsidiaries as is available to the Company and as from time to time the Purchasers may reasonably request;

                  (j) at least 20 days prior to the earlier of (i) the execution of any agreement relating to any merger or consolidation of the Company or any of its Subsidiaries with another corporation, or a plan of exchange involving the outstanding capital stock of the Company or any of its Subsidiaries, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company or any of its Subsidiaries to another corporation, or (ii) the holding of any meeting of the shareholders of the Company for the purpose of approving such action, provide written notice of the terms and conditions of such proposed merger, consolidation, plan of exchange, sale, transfer or other disposition; and

                  (k) within 15 days after the Company learns in writing of the commencement or threatened commencement of any material suit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company, any of its Subsidiaries or their respective businesses, assets or properties, written notice of the nature and extent of such suit or proceeding.

                  8.4 Inspection. The Company will permit each Purchaser and any of its partners, officers or employees, or any outside representatives designated by such Purchaser and reasonably satisfactory to the Company, to visit and inspect at such Purchaser's expense any of the properties of the Company or its Subsidiaries, including their books and records (and to make photocopies thereof or make extracts therefrom), and to discuss their affairs, finances, and accounts with their officers, lawyers and accountants, except with respect to trade secrets and similar confidential information, which need not be disclosed, all to such reasonable extent and at such reasonable times and intervals as such Purchaser may reasonably request. Except as otherwise required by laws or regulations applicable to a Purchaser, the Purchasers shall maintain, and shall require their representatives to maintain, all information obtained pursuant to Section 8.3 hereof, this Section 8.4 and Section 8.5 hereof on a confidential basis.

                  8.5 Preparation and Approval of Budgets. At least one month prior to the beginning of each fiscal year of the Company, the Company shall prepare and submit to its Board of Directors, for its review and approval, an annual plan for such year, which shall include monthly capital and operating expense budgets, cash flow statements and profit and loss projections itemized in such detail as the Board of Directors may reasonably request. Each annual plan shall be modified as often as is necessary in the judgment of the Board of Directors to reflect changes required as a result of operating results and other events that occur, or may be reasonably expected to occur, during the year covered by the annual plan, and copies of each such modification shall be submitted to the Board of Directors. The Company will, simultaneously with the submission thereof to the Board of Directors, deliver a copy of each such annual plan and modification thereof to each Purchaser.

                  8.6 Payment of Taxes and Maintenance of Properties. The Company will, and will cause each Subsidiary to:

                  (a) pay and discharge promptly, or cause to be paid and discharged promptly when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its properties, as well as all material claims of any kind (including claims for labor, material and supplies) which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary as the case may be shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed adequate by it with respect thereto; and

                  (b) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs and renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; the Company will maintain or cause to be maintained back-up copies of all valuable papers and software.

                  8.7 Insurance. The Company will, and will cause each Subsidiary to, obtain and maintain in force such property damage, public liability, business interruption, worker's compensation, indemnity bonds and other types of insurance as the Company's executive officers, after consultation with an accredited insurance broker, shall determine to be necessary or appropriate to protect the Company from the insurable hazards or risks associated with the conduct of the Company's business. The Company's executive officers shall periodically report to the Board of Directors on the status of such insurance coverage.

         All insurance shall be maintained in at least such amounts and to such extent as shall be determined to be reasonable by the Board of Directors; and all such insurance shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company or any Subsidiary may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.

                  8.8 Payment of Indebtedness and Discharge of Obligations. The Company will, and will cause each Subsidiary to, pay or cause to be paid the principal of and interest and premium, if any, on all Indebtedness for Borrowed Money heretofore or hereafter incurred or assumed by it when and as the same shall become due and payable, unless such Indebtedness for Borrowed Money is renewed or extended. The Company will, and will cause each Subsidiary to, faithfully observe, perform and discharge all of the material covenants, conditions and obligations which are imposed on it by any and all indentures and other agreements securing or evidencing such Indebtedness for Borrowed Money or pursuant to which such Indebtedness for Borrowed Money is issued, and will not permit the continuance of any act or omission which is or under the provisions thereof may be declared to be a material default thereunder, unless such default is waived pursuant to the provisions thereof. Neither the Company nor any Subsidiary shall be required to make any payment or to take any other action by reason of this Section 8.8 at any time while it shall be currently contesting in good faith by appropriate proceedings its obligations to make such payment or to take such action provided that the Company or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed adequate by it with respect thereto.

                  8.9 Directors' and Shareholders' Meetings. The holders of the Preferred Shares shall have the right to elect directors of the Company as set forth in the Certificate.

         The Company shall reimburse such holders of Preferred Shares for the reasonable out-of-pocket expenses incurred by them or the directors elected by them pursuant to the Certificate in connection with the attending of meetings by their director designees or carrying out any other duties by such director designees that may be specified by the Board of Directors; shall pay such director designees the same directors' fees paid to the other non-employee directors of the Company (it being understood that the Company's stock option plan may provide for stock option grants to only those non-employee directors who, together with their affiliates, do not own more than one percent of outstanding capital stock of the Company); and shall maintain as part of its Articles of Incorporation or Bylaws a provision for the indemnification of its directors to the full extent permitted by law.

         The Company agrees, as a general practice, to hold a meeting of its Board of Directors at least once every two months, and during each year to hold its annual meeting of shareholders on or approximately on the date provided in its Bylaws.

                  8.10 Application of Proceeds. Unless otherwise approved by the Purchasers, the net proceeds received by the Company from the sale of the Preferred Shares shall be used substantially for working capital purposes. Pending use of the proceeds in the business, they shall be deposited in a bank or banks having deposits of $150,000,000 or more, invested in money market mutual funds having assets of $500,000,000 or more, or invested in securities issued or guaranteed by the United States Government.

                  8.11 Retirement Plans. The Company will cause each retirement plan of the Company or any of its Subsidiaries in which any employees of the Company or of any of its Subsidiaries participate that is subject to the provisions of ERISA and the documents and instruments governing each such plan to be conformed to when necessary, and to be administered in a manner consistent with, those provisions of ERISA which may, from time to time, become effective and operative with respect to such plans; if requested by the Purchasers in writing from time to time, furnish to the Purchasers a copy of any annual report with respect to each such plan that the Company files with the Secretary of Labor pursuant to ERISA; and at such time as such insurance shall be available at rates deemed commercially reasonable by the Company, maintain insurance against the contingent liability against the net worth of the Company imposed in respect of each such plan by the provisions of ERISA.

                  8.12 Filing of Reports. The Company will, from and after such time as it has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or has securities registered pursuant to the Securities Act, and until such time as the Purchasers are eligible to sell their Preferred Shares pursuant to Rule 144(k) (or any successor rule) or until such earlier time as the Purchasers have sold such Preferred Shares, make timely filing of such reports as are required to be filed by it with the Commission so that Rule 144 under the Securities Act or any successor provision thereto will be available to the Purchasers.

                  8.13 Patents and Other Intangible Rights. The Company will apply for, or obtain assignments of, or licenses to use, all patents, trademarks, trademark rights, trade names, trade name rights and copyrights which in the opinion of a prudent and experienced businessman operating in the industry in which the Company is operating are desirable or necessary for the conduct and protection of the business of the Company.

                  8.14 Insurance on Life of Bahram Akradi. The Company will maintain life insurance under a policy or policies issued by insurers of recognized standing in the amount of $5,000,000 on the life of Bahram Akradi, to the extent Mr. Akradi is insurable and so long as he is an employee of the Company. Such policy or policies shall name the Company as the beneficiary thereunder, and shall be in addition to any policy or policies maintained by the Company to fund potential stock repurchase obligations of the Company.

                  8.15 Rule 144A. The Company agrees that, upon the request of any holder of Preferred Shares or Conversion Stock, or any prospective purchaser of Preferred Shares or Conversion Stock, the Company shall promptly provide (but in any case within 15 days of a request) to such holder or potential purchaser the following information: (a) a brief statement of the nature of the business of the Company and its Subsidiaries and the products and services they offer; (b) the Company's most recent consolidated balance sheets and profit and loss and retained earnings statements, and similar financial statements for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information shall be audited, to the extent reasonably available); and (c) such other information about the Company, its Subsidiaries and their business, financial condition and results of operations as the requesting person shall request in order to comply with Rule 144A promulgated under the Securities Act and the antifraud provisions of the federal and state securities laws.

         The Company hereby represents and warrants to any such requesting person that the information provided by the Company pursuant to this Section
8.15 will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  8.16 Compliance. So long as any Purchaser that is an SBIC holds any Preferred Shares (i) without the prior written consent of such Purchaser, the Company shall not use the proceeds from the sale of the Preferred Shares issued and sold pursuant to this Agreement for any purpose other than as set forth in Section 8.10 above, (ii) the Company shall not use the proceeds from the sale of the Preferred Shares issued and sold pursuant to this Agreement for any prohibited purposes outlined in the second sentence of Section 5.27,
(iii) the Company shall not change its business activity in any manner which, by reason of such change in business activity, would cause the Company to fall within a different SIC Code and thereby render the Company ineligible as a "small business concern" under the SBIA and (iv) the Company shall at all times comply with the non-discrimination requirements of 13 CFR Parts 112, 113 and
117. The Company shall at all times permit any Purchaser that is an SBIC and, if necessary, a representative of the Small Business Administration, access to the Company's records and the Company shall provide such information as such Purchaser that is an SBIC may request in order to verify compliance with this
Section 8.16 including, without limitation, an officer's certificate indicating such compliance. The Company hereby acknowledges that (A) any diversion of the proceeds from their intended use as specified in Section 5.27, Section 8.10 and this Section 8.16, (B) the Company's becoming ineligible as a "small business concern" by reason of a change in the Company's business activity within one year from the Closing Date or (C) failure to provide the information specified in Section 8.3(e) and 8.3(f), shall entitle any Purchaser that is an SBIC, upon demand, and in addition to any other remedies that may exist, to immediate rescission of this Agreement and repayment in full of the funds invested hereunder as contemplated by 13 CFR Section 107.305 and 13 CFR Section 107.706.

                  8.17 Right of First Refusal. If the Company should decide to issue and sell additional shares of any capital stock of the Company or any warrants, securities convertible into capital stock of the Company or other rights to subscribe for or to purchase any capital stock of the Company, other than (a) shares of Common Stock sold to the public pursuant to a registration statement filed under the Securities Act, if such offering is underwritten on a firm commitment basis, (b) shares of Common Stock awarded or issued upon the exercise of options granted pursuant to employee and consultant benefit plans adopted by the Company, and the grant of such options themselves, provided that the aggregate number of shares thus awarded and issued and issuable pursuant to the exercise of all such options shall not be in excess of 910,000 (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), and (c) shares of Common Stock issued upon conversion of the Preferred Shares (all such capital stock, warrants, securities convertible into capital stock and other rights, other than securities referred to in (a), (b) and (c) above, being hereinafter sometimes collectively referred to as "Additional Securities"), the Company shall first offer to sell to each of the Purchasers, upon the same terms and conditions as the Company is proposing to issue and sell such Additional Securities to others, such Purchaser's pro rata share (as defined below) of such Additional Securities. Such offer shall be made by written notice given to each such Purchaser and specifying therein the amount of the Additional Securities being offered, the purchase price and other terms of such offer. Such Purchaser shall have a period of 45 days from and after the date of such notice within which to accept such offer. If a Purchaser elects to accept such offer in whole or in part, such Purchaser shall so accept by written notice to the Company given within such 45-day period. If a Purchaser fails to accept such offer in whole or in part within such 45-day period, any of such Additional Securities not purchased by such Purchaser pursuant to such offer may be offered for sale to others by the Company for a period of 120 days from the last day of such 45-day period, but only on terms and conditions no more favorable to the third party purchasers than those set forth in the initial offer to such Purchaser, free and clear of the restrictions imposed by this
Article 8.17.

         For purposes of the previous paragraph, a Purchaser's "pro rata share" is the number of shares of Additional Securities (rounded to the nearest whole share) as is equal to the product of (a)(i) the number of shares of Common Stock issued, or issuable upon the exercise or conversion of rights, options or other convertible securities without the payment of any additional cash consideration or with the payment of a nominal cash consideration, as the case may be (collectively, "Fully Paid Securities"), to such Purchaser immediately prior to the issuance of the Additional Securities being offered divided by (ii) the total number of Fully Paid Securities issued or issuable by the Company immediately prior to the issuance of the Additional Securities, multiplied by
(b) the entire offering of Additional Securities.

                  8.18 Conversion Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Conversion Stock that may be issued upon conversion of the Preferred Shares will, upon issuance in accordance with the terms of the Certificate, be fully paid and nonassessable, and that the issuance thereof shall not give rise to any preemptive rights on the part of any person. The Company further covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock for the purpose of issue upon the conversion of the Preferred Shares.

                  8.19 Recission Offer. The Company covenants and agrees that within 120 days after the Closing Date it will make recission offers in compliance with federal and state securities laws to all shareholders of the Company who may have purchased securities of the Company in transactions which were not exempt from the registration requirements of the Securities Act and applicable state securities laws.

         9. Negative Covenants. Subject to the provisions of Section 12 hereof, the Company will be limited and restricted as follows:

                  9.1 Dividends on or Redemption of Junior Stock. Without the prior approval of the Purchasers, the Company will not declare or pay any dividend or make any other distribution on any shares of Junior Stock (as hereinafter defined), other than those payable solely in shares of Junior Stock, or purchase, redeem or otherwise acquire for any consideration (other than in exchange for or out of the net cash proceeds of the contemporaneous issue or sale of other shares of Junior Stock or debt securities convertible into other shares of Junior Stock), or set aside a sinking fund or other fund for the redemption or repurchase of any shares of Junior Stock or any warrants, rights or options to purchase shares of Junior Stock.

                  9.2 Future Registration Rights. Except for any registration expressly permitted by Section 10 hereof, the Company will not, without the prior approval of the Purchasers, agree with the holders of any securities issued or to be issued by the Company to register such securities under the Securities Act nor will it grant any incidental registration rights.

                  9.3 Other Matters Requiring Prior Approval of Purchasers. The Company will not without the prior approval of the Purchasers:

                  (a) guarantee, endorse or otherwise be or become contingently liable, or permit any Subsidiary to guarantee, endorse or otherwise become contingently liable, in connection with the obligations, securities or dividends of any person, firm, association or corporation, other than the Company or any of its Subsidiaries, except that the Company and any Subsidiary may endorse negotiable instruments for collection in the ordinary course of business; or

                  (b) make or permit any Subsidiary to make loans or advances to any person (including without limitation to any officer, director or shareholder of the Company or any Subsidiary), firm, association or corporation, except loans and advances to the Company and its wholly-owned Subsidiaries and advances to suppliers and employees made in the ordinary course of business (provided that the outstanding balance of loans and advances to employees of the Company or any Subsidiary shall not at any time exceed $100,000 in the aggregate or $20,000 for any one individual); or

                  (c) purchase or invest, or permit any Subsidiary to purchase or invest, in the stock or obligations of any other person, firm or corporation, other than a wholly-owned Subsidiary; or

                  (d) pay, or permit any Subsidiary to pay, compensation, whether by way of salaries, bonuses, participations in pension or profit sharing plans, fees under management contracts or for professional services or fringe benefits to any officer in excess of amounts fixed by the Board of Directors of the Company prior to any payment to such officer; or

                  (e) issue (A) any additional capital stock of the Company of any class other than Common Stock, or securities convertible into any such class or (B) any options, warrants or other rights to purchase capital stock of the Company of any class other than Common Stock, or securities convertible into shares of any such class; or

                  (f) make any material change in the nature of its business as carried on at the date of this Agreement.

         10.      Registration of Stock.

                  10.1 Required Registration. If, at any time after twelve months after the closing of the first public offering by the Company of shares of Common Stock pursuant to a registration statement filed under the Securities Act and until such time as all holders of the Purchased Stock are able to sell all of the Purchased Stock owned by such holders pursuant to Rule 144(k) under the Act (or any successor rule), the Company shall receive a written request therefor from any record holder or holders of an aggregate of at least a majority of the shares of Purchased Stock not theretofore registered under the Securities Act and sold, the Company shall prepare and file a registration statement under the Securities Act covering the shares of Purchased Stock which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of shares of Purchased Stock not theretofore registered under the Securities Act and sold that such registration is to be effected. The Company shall include in such registration statement such shares of Purchased Stock for which it has received written requests to register by such other record holders within 30 days after the date of the Company's written notice to such other record holders. The Company shall be obligated to prepare, file and cause to become effective only two registration statements (other than on Form S-3 or any successor form promulgated by the Commission ("Form S-3")) pursuant to this Section 10.1, and to pay the expenses associated with such registration statements; notwithstanding the foregoing, the record holder or holders of an aggregate of at least a majority of the shares of Purchased Stock not theretofore registered under the Securities Act and sold may require, pursuant to this Section 10.1, the Company to file, and to pay the expenses associated with, any number of registration statements on Form S-3 (or any successor form), if such form is then available for use by the Company and such record holder or holders. In the event that the holders of a majority of the Purchased Stock for which registration has been requested pursuant to this
Section 10.1 determine for any reason not to proceed with a registration at any time before a registration statement has been declared effective by the Commission, and such registration statement, if theretofore filed with the Commission, is withdrawn with respect to the Purchased Stock covered thereby, and the holders of such Purchased Stock agree to bear their own expenses incurred in connection therewith and to reimburse the Company for the expenses incurred by it attributable to the registration of such Purchased Stock, then the holders of such Purchased Stock shall not be deemed to have exercised their right to require the Company to register Purchased Stock pursuant to this
Section 10.1.

         Notwithstanding the foregoing, the Company may delay initiating the preparation and filing of a registration statement on Form S-3 pursuant to the preceding paragraph for a period not to exceed 90 days if in the good faith judgment of the Company's principal investment banker such delay is necessary in order not to affect in a significant and adverse manner equity financing efforts then being undertaken by the Company.

         If, at the time any written request for registration is received by the Company pursuant to this Section 10.1, the Company has determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Section 10.2 hereof rather than this
Section 10.1, and the rights of the holders of Purchased Stock covered by such written request shall be governed by Section 10.2 hereof.

         Without the written consent of the holders of a majority of the Purchased Stock for which registration has been requested pursuant to this
Section 10.1, neither the Company nor any other holder of securities of the Company may include securities in such registration if in the good faith judgment of the managing underwriter of such public offering the inclusion of such securities would interfere with the successful marketing of the Purchased Stock or require the exclusion of any portion of the Purchased Stock to be registered.

                  10.2 Incidental Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than registration statements on forms that do not permit the inclusion of shares by the Company's security holders), the Company will give written notice of its determination to all record holders of Purchased Stock not theretofore registered under the Securities Act and sold. Upon the written request of a record holder of any shares of Purchased Stock given within 30 days after the date of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Purchased Stock, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Purchased Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a public offering of their securities and who bear all expenses in excess of $25,000 incurred by the Company as the result of such registration after the Company has decided not to proceed. If any registration pursuant to this Section 10.2 shall be underwritten in whole or in part, the Company may require that the Purchased Stock requested for inclusion pursuant to this Section 10.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Purchased Stock originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Purchased Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration. Those shares of Purchased Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

                  10.3 Registration Procedures. If and whenever the Company is required by the provisions of Section 10.1 or 10.2 hereof to effect the registration of shares of Purchased Stock under the Securities Act, the Company will:

                  (a) prepare and file with the Commission a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                  (b) prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed nine months;

                  (c)      furnish to the security holders
         participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                  (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                  (e) notify the security holders participating in such registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                  (f) notify such holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (g) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Purchased Stock by such holder;

                  (h)      prepare and promptly file with the
         Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

                  (i) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  (j)      at the request of any such holder, furnish:
         (i) an opinion, dated as of the closing date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request; and (ii) letters dated as of the effective date of the registration statement and as of the closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters as such underwriters and holder or holders may reasonably request.

                  10.4 Expenses. With respect to each registration, including registrations pursuant to Form S-3 (or any successor form), requested pursuant to Section 10.1 hereof (except as otherwise provided in such Section with respect to registrations voluntarily terminated at the request of the requesting security holders) and with respect to each inclusion of shares of Purchased Stock in a registration statement pursuant to Section 10.2 hereof (except as otherwise provided in Section 10.2 with respect to registrations initiated by the Company but with respect to which the Company has determined not to proceed), the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, and the premiums and other costs of policies of insurance against liability (if any) arising out of such public offering. Fees and disbursements of counsel and accountants for the selling security holders, underwriting discounts and commissions and transfer taxes relating to the shares of Purchased Stock included in the offering by the selling security holders, and any other expenses incurred by the selling security holders not expressly included above, shall be borne by the selling security holders.

                  10.5 Indemnification. In the event that any Purchased Stock is included in a registration statement under Section 10.1 or 10.2 hereof:

                  (a) The Company will indemnify and hold harmless each holder of shares of Purchased Stock which are included in a registration statement pursuant to the provisions of this
         Section 10, its directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

                  (b) Each holder of shares of Purchased Stock which are included in a registration pursuant to the provisions of this Section 10 will indemnify and hold harmless the Company, its directors and officers, any underwriter and each person, if any, who controls the Company or such underwriter from and against, and will reimburse the Company, its directors and officers, any underwriter and each person, if any, who controls the Company or such underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any underwriter and each person, if any, who controls the Company or such underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation thereof.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 10.5 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         11.      Default.

                  11.1 Events of Default. Each of the following events shall be an event of default (an "Event of Default") for purposes of this Agreement:

                  (a) if the Company or any Subsidiary becomes insolvent or bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or ceases doing business as a going concern, or the Company or any Subsidiary applies for or consents to the appointment of a trustee or receiver for the Company or any Subsidiary, or for the major part of the property of either; or

                  (b) if a trustee or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and the order of such appointment is not discharged, vacated or stayed within 30 days after such appointment; or

                  (c)      if any judgment, writ or warrant of
         attachment or of any similar process in an amount in excess of $50,000 shall be entered or filed against the Company or any Subsidiary or against any of the property or assets of either and remains unpaid, unvacated, unbonded or unstayed for a period of 30 days; or

                  (d) if an order for relief shall be entered in any Federal bankruptcy proceeding in which the Company or any Subsidiary is the debtor; or if bankruptcy, reorganization, arrangement, insolvency, or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary, are consented to or, if contested by the Company or the Subsidiary, are not dismissed by the adverse parties or by an order, decree or judgment within 30 days after such institution; or

                  (e) if the Company or any Subsidiary shall default in any material respect in the due and punctual performance of any covenant or agreement in any note, bond, indenture, loan agreement, note agreement, mortgage, security agreement or other instrument evidencing or related to Indebtedness for Borrowed Money, and such default shall continue for more than the period of notice and/or grace, if any, therein specified and shall not have been waived; or

                  (f) (i) if any representation or warranty made by or on behalf of the Company in this Agreement or in any certificate or schedule furnished or to be furnished pursuant hereto shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or as of the Closing Date, or (ii) if any report, certificate, financial statement or financial schedule or other instrument prepared or purported to be prepared by the Company or any officer of the Company furnished or delivered under or pursuant to this Agreement after the Closing Date shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered; or

                  (g) if default shall be made in the Company's obligation to redeem the Preferred Shares, as required by the Certificate, whether or not funds are legally available therefor; or

                  (h) if default shall be made in the due and punctual performance or observance of any other term contained in this Agreement, and such default shall have continued for a period of 15 days after written notice thereof to the Company by the holder of any Preferred Shares.

                  11.2 Remedies Upon Events of Default. Upon the occurrence of an Event of Default of the type specified in (i) paragraphs (a), (b), (d) or
(g) of Section 11.1, and (ii) paragraph (f) of Section 11.1 if the representation or warranty at issue was made with reckless disregard for the truth or falsity thereof, and so long as such Event of Default continues unremedied, then, unless such Event of Default shall have been waived by the holders of sixty percent of the Preferred Shares then outstanding, the holders of sixty percent of the Preferred Shares then outstanding may require the Company immediately to redeem all Preferred Shares then outstanding as provided in Section 4(b) of the Certificate, and thereupon the Company shall be obligated to redeem all Preferred Shares then outstanding. Upon the occurrence of any Event of Default hereunder, unless such Event of Default shall have been waived by the holders of sixty percent of the Preferred Shares then outstanding, the holders of sixty percent of the Preferred Shares then outstanding shall be entitled to designate a majority of the Board of Directors of the Company as provided in Section 2(c) of the Certificate.

                  11.3 Notice of Defaults. When, to its knowledge, any Event of Default has occurred or exists, the Company agrees to give written notice within three business days of such Event of Default to the holders of all outstanding Preferred Shares. If the holder of any Preferred Shares shall give any notice or take any other actions in respect of a claimed Event of Default, the Company will forthwith give written notice thereof to all other holders of Preferred Shares at the time outstanding, describing such notice or action and the nature of the claimed Event of Default.

                  11.4 Suits for Enforcement. In case any one or more Events of Default shall have occurred and be continuing, unless such Events of Default shall have been waived in the manner provided in Section 11.2 hereof, the holders of sixty percent of the Preferred Shares may proceed to protect and enforce their rights under Section 11 by suit in equity or action at law. It is agreed that in the event of such action such holders of Preferred Shares shall be entitled to receive all reasonable fees, costs and expenses incurred, including without limitation such reasonable fees and expenses of attorneys (whether or not litigation is commenced) and reasonable fees, costs and expenses of appeals.

                  11.5 Remedies Cumulative. No right, power or remedy conferred upon any holder of Preferred Shares shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by any such security or now or hereafter available at law or in equity or by statute or otherwise.

                  11.6 Remedies not Waived. No course of dealing between the Company and any Purchaser or the holder of any Preferred Shares, and no delay in exercising any right, power or remedy conferred hereby or by any such security or now or hereafter existing at law or in equity or by statute or otherwise, shall operate as a waiver of or otherwise prejudice any such right, power or remedy; provided, however, that this Section 11.6 shall not be construed or applied so as to negate the provisions and intent of any statute which is otherwise applicable.

         12. Termination of Certain Covenants. The obligations of the Company under Sections 8 and 9 hereof, other than its obligations under Section
8.12 hereof, shall, notwithstanding any provisions hereof apparently to the contrary, terminate and shall be of no further force or effect from and after the date on which the Company completes a public offering of shares of Common Stock under circumstances that would result in the mandatory conversion of the Preferred Shares into Conversion Stock as set forth in the Certificate.

         13. Definitions. Unless the context otherwise requires, the terms defined in this Section 13 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined below shall, except as otherwise expressly provided, be determined by reference to the Company's books of account and in conformity with generally accepted accounting principles as applied to such books of account in the opinion of the independent certified public accountants selected by the Board of Directors of the Company as required under the provisions of Section 8.2 hereof.

                  13.1 "Additional Shares of Common Stock" shall mean all shares of Common Stock of the Company issued by the Company on or after the Closing Date, except the Conversion Stock.

                  13.2 "Common Stock" shall mean the Company's authorized common shares, any additional common shares which may be authorized in the future by the Company, and any stock into which such common shares may hereafter be changed, and shall also include stock of the Company of any other class which is not preferred as to dividends or as to distributions of assets on liquidation, dissolution or winding up of the Company over any other class of stock of the Company, and which is not subject to redemption.

                  13.3 "Conversion Price" shall mean such price at which the Preferred Shares are convertible into Common Stock pursuant to the Certificate.

                  13.4 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                  13.5 "Indebtedness for Borrowed Money" shall include only indebtedness of the Company and its Subsidiaries incurred as the result of a direct borrowing of money and shall not include any other indebtedness including, but not limited to, indebtedness incurred with respect to trade accounts.

                  13.6 "Junior Stock" shall mean Common Stock and all other shares of stock of any other class of the Company at any time created and issued ranking junior to the Preferred Shares with respect to the right to receive dividends and/or the right to the distribution of assets upon liquidation, dissolution or winding up of the Company.

                  13.7 "Permitted Liens" shall mean (a) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings; and (b) liens in respect of pledges or deposits under worker's compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's, landlord's and statutory and similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith, and liens and encumbrances incidental to the conduct of the business of the Company or any Subsidiary which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and which do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business.

                  13.8 "Purchased Stock" shall mean the Preferred Shares, the Conversion Stock and the stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets. Nothing in this
Section 13.8 shall be deemed to require the Company to register any Preferred Shares, it being understood that the registration rights granted by Section 10 hereof relate only to shares of Common Stock and securities issued in substitution or exchange therefor.

                  13.9 "Senior Indebtedness" shall mean (a) the principal of all Indebtedness for Borrowed Money of the Company and its Subsidiaries to banks, insurance companies or other financial institutions, (b) the present value of net minimum lease payments of all leases under which the Company or any of its Subsidiaries is the lessee and which are required to be capitalized under generally accepted accounting principles, (c) the principal of all indebtedness of the Company or any of its Subsidiaries under installment purchase agreements, and (d) the principal of all indebtedness of the Company or any of its Subsidiaries to the owners of any real property leased by the Company for leasehold improvements financed by such owners.

                  13.10 "Subsidiary" shall mean any corporation, association or other business entity more than a majority (by number of votes) of the voting stock of which is owned or controlled, directly or indirectly, by the Company or by one or more of its Subsidiaries or both.

         14. Consents; Waivers and Amendments. Except as otherwise specifically provided herein, in each case in which approval of the Purchasers is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of Purchasers owning at least sixty percent of the Purchased Stock then owned by the Purchasers (for purposes of this Section 14, the holders of Preferred Shares shall have a number of votes equal to the number of shares of Common Stock into which the Preferred Shares are then convertible). With the written consent of Purchasers owning at least sixty percent of the Purchased Stock then owned by the Purchasers, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same approval the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of the Purchased Stock and of the Company; provided, however, that no such waiver or supplemental agreement shall (a) amend the terms of the Preferred Shares as set forth in the Certificate (any such amendment to the terms of the Preferred Shares shall require the vote of the holders of the Preferred Shares called for by the Certificate), or (b) reduce the aforesaid percentage of Purchased Stock, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of all of the record holders of shares whose rights would be affected by such reduction. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record holders of the Purchased Stock who have not previously consented thereto in writing.

         15. Voting Agreement. Each of the Purchasers individually agrees to vote all shares of Purchased Stock owned by such Purchaser in favor of the election of Bahram Akradi to the Board of Directors of the Company so long as he is Chief Executive Officer of the Company, including the circumstances described in Section 2(c) of the Certificate. The parties intend that Bahram Akradi be a third party beneficiary of the provisions contained in this Section 15.

         16. Changes, Waivers, etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 14 hereof.

         17. Payment of Fees and Expenses of Purchasers. Upon the consummation of the sale of Preferred Shares anticipated by this Agreement or upon failure by the Company to consummate such sales, the Company will pay the reasonable out-of-pocket expenses incurred by the Purchasers in connection with the transactions herein contemplated up to $14,000, including without limitation the reasonable fees and out-of-pocket expenses of Faegre & Benson LLP for their services as special counsel to the Purchasers in connection with the transactions herein contemplated. The Company will also pay (a) all fees and expenses incurred by the Purchasers with respect to any amendments or waivers requested by the Company (whether or not the same become effective) under or in respect of this Agreement or the agreements contemplated hereby, and (b) all fees and expenses incurred by the Purchasers with respect to the enforcement of the rights granted under this Agreement or the agreements contemplated hereby.

         18. Understanding Among Purchasers. The determination by each of the Purchasers to purchase Preferred Shares pursuant to this Agreement has been made by such Purchaser independently of the other Purchasers, and independently of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by the other Purchasers or by any agent or employee of the other Purchasers. In addition, it is acknowledged by each of the Purchasers that the other Purchasers have not acted as such Purchaser's agent in connection with making its investment hereunder and that the other Purchasers will not be acting as such Purchaser's agent in connection with monitoring such Purchaser's investment hereunder.

         19. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be
(i) hand delivered, (ii) mailed first-class postage prepaid, registered or certified mail, (iii) delivered by overnight delivery service of recognized reputation, or (iv) delivered by telefacsimile,

                  (a) if to any holder of any Purchased Stock, addressed to such holder at its address as shown on the books of the Company, or at such other address as such holder may specify by written notice to the Company, or

                  (b) if to the Company, addressed to the Company, 6442 City West Parkway, Eden Prairie, Minnesota 55344, attention President, (612-947-0077) or to such other address as the Company may specify by written notice to the Purchasers, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given (w) upon delivery, if delivered personally, (x) five days after deposit, if sent by mail, (y) the day after delivery to an overnight delivery service, or (z) upon receipt of electronic confirmation of receipt, if delivered by telefacsimile.

         20. Survival of Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement, any investigation at any time made by the Purchasers or on their behalf, and the sale and purchase of the Preferred

Shares and payment therefor. All statements contained in any certificate or schedule delivered by or on behalf of the Company pursuant hereto (other than legal opinions) shall constitute representations and warranties by the Company hereunder.

         21. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall be binding upon, inure to the benefit of and be enforceable by and against the holder or holders at the time of any of the Purchased Stock, provided that if such holder or holders is not a Purchaser, such holder or holders acquired such Purchased Stock in compliance with Section 4 of this Agreement.

         22. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         23. Choice of Law. It is the intention of the parties that the laws of Minnesota, other than the choice of law provisions thereof, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

         24. Counterparts. This Agreement may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract among you and the undersigned.

                                          Very truly yours,

                                          FCA, LTD.

                                          By___________________________________
                                            Its________________________________

The foregoing Agreement is hereby
accepted as of the date first above written.

NORWEST EQUITY PARTNERS V,
A MINNESOTA LIMITED PARTNERSHIP

By:  ITASCA PARTNERS V
     Its: General Partner

By_____________________________________
     Its_______________________________

PIPER JAFFRAY INVESTORS--FUND XI

By:  THE PIPER FUND--FUND XI,
     Its: Managing Partner

By___________________________________________________
     _______________________________________________
      Managing Director of Piper Jaffray Inc., as Managing Partner of
      The Piper Fund--Fund XI

By ________________________________
   Ann Tillotson

By ________________________________
   Brent Rystrom

                             PURCHASER CERTIFICATION

         The undersigned, in connection with the Stock Purchase Agreement dated May 7, 1996 among FCA, Ltd. (the "Company") and certain Purchasers listed in Schedule A thereto, hereby makes each of the representations contained in
Section 6 of such Stock Purchase Agreement. The undersigned further represents either (a) that he/she/it qualifies as an "accredited investor", as that term is used in Regulation D promulgated under the Securities Act of 1933 (the "Act"), because (check one):

(1) _____         it is a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange
                  Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small
                  Business Investment Company licensed by the U.S. Small
                  Business Administration under Section 301(c) or (d) of the
                  Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any instrumentality of a state or its subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security
                  Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) _____         it is a private business development company as defined in
                  Section 202(a)(22) of the Investment Advisers Act of 1940;

(3) _____         it is an organization described in Section 501(c)(3) of the
                  Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) _____         he or she is a director or executive officer of the Company;

(5) _____         he or she is an individual who has an individual net worth, or joint net worth with his or her spouse, in excess of $1,000,000;

(6) _____         he or she is an individual who had an income in excess of
                  $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of the same level in the current year;

(7) _____         it is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; or

(8) _____         it is an entity, all of whose equity owners are accredited investors.

                                         _______________________________________

                                         _______________________________________

                                            Number of
                                         Preferred Shares         Aggregate
Names and Addresses of Purchasers        to be Purchased       Purchase Price
---------------------------------        ----------------      --------------
Norwest Equity Partners V                    905,660           $ 5,999,997.60
2800 Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN  55402-3988

Piper Jaffray Investors--Fund XI              45,283                  300,000
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, MN  55402

Ann Tillotson                                  3,772                24,989.50

Brent Rystrom                                  3,772                24,989.50
                                             -------           --------------
                                             958,487           $ 6,349,976.60
                                             =======           ==============

              LIFE TIME FITNESS, INC. (FORMERLY KNOWN AS FCA, LTD.)

                     FIRST AMENDMENT AND WAIVER RELATING TO
                            STOCK PURCHASE AGREEMENT
                                DATED MAY 7, 1996

                                                                December 9, 1998

To Each of the Persons (the "Purchasers")
   Named in Schedule A to the Stock
   Purchase Agreement dated May 7, 1996

Ladies and Gentlemen:

         Each of you is named as a Purchaser in the Stock Purchase Agreement dated May 7, 1996 among FCA, Ltd. (now known as LIFE TIME FITNESS, Inc.), a Minnesota corporation (the "Company"), and the Purchasers named therein (the "1996 Agreement"), relating to the sale by the Company to such Purchasers of shares of series A convertible preferred stock (the "Series A Preferred Stock").

         The Company has entered into a Stock Purchase Agreement dated December 8, 1998 (the "1998 Agreement") relating to the sale by the Company to the Purchasers named therein of 1,000,000 shares of series B convertible preferred stock (the "Series B Preferred Stock") and Warrants to purchase 142,857 shares of Common Stock of the Company (the "1998 Warrants"). Section 7A.12 of the 1998 Agreement provides that it is a condition to closing the transaction contemplated by the 1998 Agreement that the 1996 Agreement be amended and the rights of first refusal of the Purchasers under the 1996 Agreement be waived as provided below.

         The shares of Common Stock into which the Series A Preferred Stock is convertible are hereinafter sometimes referred to as the "Conversion Stock"; the shares of Common Stock into which the Series B Preferred Stock is convertible are hereinafter sometimes referred to as the "Series B Conversion Stock"; the shares of Common Stock issuable upon exercise of the 1998 Warrants are hereinafter sometimes referred to as the "1998 Warrant Stock"; and the shares of Series A Preferred Stock and Series B Preferred Stock are hereinafter collectively referred to as the "Preferred Stock".

         All defined terms used herein which are not otherwise defined herein shall have the meanings set forth in the 1996 Agreement.

         1. Amendments to the 1996 Agreement. In connection with and as an inducement to the closing of the transactions contemplated by the 1998 Agreement, each of you by executing this amendment and waiver (the "Amendment") hereby consents to the following amendments to the 1996 Agreement, such amendments to be effective from and after the Closing referred to in the 1998
Agreement:

         A. The term "Certificate", wherever used in the 1996 Agreement, shall be amended to mean the Statement of Designation of Rights, Preferences and Limitations of Series A Convertible Preferred Stock as amended and restated in connection with the issuance of the Series B Preferred Stock and the 1998 Agreement.

         B. Section 8.2 of the 1996 Agreement is hereby amended in its entirety as follows:

         8.2 Books of Account and Reserves. The Company will, and will cause each of its Subsidiaries to, keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs, in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Commission and who are one of the so-called "Big Five" accounting firms, and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company and its Subsidiaries as will satisfy the requirements of the Commission in effect at such time with respect to certificates and opinions of accountants.

         C. Section 8.15 of the 1996 Agreement is hereby amended in its entirety as follows:

         8.15 Rule 144A. The Company agrees that, upon the request of any holder of Preferred Shares, Conversion Stock, Warrants or Warrant Stock, or any prospective purchaser of Preferred Shares, Conversion Stock, Warrants or Warrant Stock, the Company shall promptly provide (but in any case within 15 days of a request) to such holder or potential purchaser the following information: (a) a brief statement of the nature of the business of the Company and its Subsidiaries and the products and services they offer; (b) the Company's most recent consolidated balance sheets and statement of operations and statement of shareholders' equity and similar financial statements for such part of the two preceding fiscal years prior to such request as the Company has been in operation (such financial information shall be audited, to the extent reasonably available); and (c) such other information about the Company, its Subsidiaries and their business, financial condition and results of operations as the requesting person shall request in order to comply with Rule 144A promulgated under the Securities Act and the antifraud provisions of the federal and state securities laws.

         The Company hereby represents and warrants to any such requesting person that the information provided by the Company pursuant to this Section
8.15 will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         D. Section 8.16 of the 1996 Agreement is hereby amended in its entirety as follows:

         8.16 Compliance. So long as any Purchaser that is an SBIC holds any Preferred Shares (i) without the prior written consent of such Purchaser, the Company shall not use the proceeds from the sale of the Preferred Shares and the Warrants issued and sold pursuant to this Agreement for any purpose other than as set forth in Section 8.10 above, (ii) the Company shall not use the proceeds from the sale of the Preferred Shares and the Warrants issued and sold pursuant to this Agreement for any prohibited purposes outlined in the second sentence of
Section 5.27, (iii) the Company shall not change its business activity in any manner which, by reason of such change in business activity, would cause the Company to fall within a different SIC Code and thereby render the Company ineligible as a "small business concern" under the SBIA and (iv) the Company shall at all times comply with the non-discrimination requirements of 13 CFR Parts 112, 113 and 117. The Company shall at all times permit any Purchaser that is an SBIC and, if necessary, a representative of the Small Business Administration, access to the Company's records and the Company shall provide such information as such Purchaser that is an SBIC may request in order to verify compliance with this Section 8.16 including, without limitation, an officer's certificate indicating such compliance. The Company hereby acknowledges that (A) any diversion of the proceeds from their intended use as specified in Section 5.27, Section 8.10 and this Section 8.16, (B) the Company's becoming ineligible as a "small business concern" by reason of a change in the Company's business activity within one year from the Closing Date or (C) failure to provide the information specified in Section 8.3(e) and 8.3(f), shall entitle any Purchaser that is an SBIC, upon demand, and in addition to any other remedies that may exist, to immediate rescission of this Agreement and repayment in full of the funds invested hereunder as contemplated by 13 CFR Section
107.760 and 13 CFR Section 107.800.

         E. Section 8.17 of the 1996 Agreement is hereby amended in its entirety as follows:

         "8.17    Right of First Refusal. If the Company should decide to issue and sell additional shares of any capital stock of the Company or any warrants, securities convertible into capital stock of the Company or other rights to subscribe for or to purchase any capital stock of the Company, other than (a) shares of Common Stock sold to the public pursuant to a registration statement filed under the Securities Act, if such offering is underwritten on a firm commitment basis, (b) shares of Common Stock awarded or issued upon the exercise of options granted pursuant to employee and consultant benefit plans adopted by the Company, and the grant of such options themselves, provided that the aggregate number of shares thus awarded and issued and issuable pursuant to the exercise of all such options shall not be in excess of 883,000 (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), (c) shares of Common Stock issued upon conversion of the Preferred Stock or exercise of the 1998 Warrants, (d) dividends payable in Common Stock, and (e) warrants issued in connection with bona fide financing transactions (including, without limitation, equipment financing arrangements and bank lines of credit) with conventional institutional lenders entered into in the ordinary course of their business and shares of Common Stock issued upon exercise of such warrants (provided that the aggregate number of shares thus issued on exercise and covered by unexercised warrants shall not be in excess of 150,000 (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected)) (all such capital stock, warrants, securities convertible into capital stock and other rights, other than securities referred to in (a), (b), (c), (d) and (e) above, being hereinafter sometimes collectively referred to as "Additional Securities"), the Company shall first offer to sell to each of the Purchasers, upon the same terms and conditions as the Company is proposing to issue and sell such Additional Securities to others, such Purchaser's pro rata share (as defined below) of such Additional Securities. Such offer shall be made by written notice given to each such Purchaser and specifying therein the amount of the Additional Securities being offered, the purchase price and other terms of such offer. Such Purchaser shall have a period of 45 days from and after the effective date of such notice within which to accept such offer. If a Purchaser elects to accept such offer in whole or in part, such Purchaser shall so accept by written notice to the Company given within such 45-day period. If a Purchaser fails to accept such offer in whole or in part within such 45-day period, any of such Additional Securities not purchased by such Purchaser pursuant to such offer may be offered for sale to others by the Company for a period of 120 days from the last day of such 45-day period, but only on terms and conditions no more favorable to the third party purchasers than those set forth in the initial offer to such Purchaser, free and clear of the restrictions imposed by this
Article 8.17.

         For purposes of the previous paragraph, a Purchaser's "pro rata share" is the number of shares of Additional Securities (rounded to the nearest whole share) as is equal to the product of (a)(i) the number of shares of Common Stock issued, or issuable upon the exercise or conversion of rights, options or other convertible securities without the payment of any additional cash consideration or with the payment of a nominal cash consideration, as the case may be (collectively, "Fully Paid Securities"), to such Purchaser immediately prior to the issuance of the Additional Securities being offered divided by (ii) the total number of Fully Paid Securities issued or issuable by the Company immediately prior to the issuance of the Additional Securities, multiplied by
(b) the entire offering of Additional Securities.

         F. Section 8.19 of the 1996 Agreement is hereby deleted in its entirety from the 1996 Agreement.

         G. Section 9.2 of the 1996 Agreement is hereby amended in its entirety as follows:

         "9.2     Future Registration Rights. Except for any registration
expressly permitted by Section 10 hereof and the 1998 Agreement, the Company will not, without the prior approval of the Purchasers, agree with the holders of any securities issued or to be issued by the Company to register such securities under the Securities Act nor will it grant any incidental registration rights."

         H. Subparagraph (e) of Section 9.3 of the 1996 Agreement is hereby amended in its entirety as follows:

                  (e) except for securities excepted from the definition of Additional Securities by clauses (a), (b), (c), (d) and (e) of the first paragraph of Section 8.17 hereof, issue (A) any additional capital stock of the Company of any class other than Common Stock, or securities convertible into any such class or (B) any options, warrants or other rights to purchase capital stock of the Company of any class other than Common Stock, or securities convertible into shares of any such class; or

         I. Section 10.2 of the 1996 Agreement is hereby amended and restated in its entirety as follows:

         10.2 Incidental Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than registration statements on forms that do not permit the inclusion of shares by the Company's security holders), the Company will give written notice of its determination to all record holders of Purchased Stock not theretofore registered under the Securities Act and sold. Upon the written request of a record holder of any shares of Purchased Stock given within 30 days after the date of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Purchased Stock, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Purchased Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a public offering of their securities and who bear all expenses in excess of $25,000 incurred by the Company as the result of such registration after the Company has decided not to proceed. Notwithstanding the foregoing, the Company shall not be in default of its obligation to include the Purchased Stock in a registration if such registration is being made at the request of the holders of Series B Preferred Stock, Series B Conversion Stock, the 1998 Warrants and the 1998 Warrant Stock pursuant to the 1998 Agreement, and the Purchased Stock is excluded from such registration pursuant to the terms of the 1998 Agreement. If any registration pursuant to this Section 10.2 shall be underwritten in whole or in part, the Company may require that the Purchased Stock requested for inclusion pursuant to this Section 10.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Purchased Stock originally covered by a request for registration and all other Securities originally covered by a request for registration pursuant to the 1998 Agreement would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Purchased Stock and such other

         Securities otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration. Those shares of Purchased Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

         J. Subparagraphs (a), (f), (g) and (h) of Section 11.1 of the 1996 Agreement are hereby amended in their entirety as follows:

                  "(a)     if the Company or any Subsidiary becomes insolvent or
         bankrupt, or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or ceases doing business as a going concern (except that a Subsidiary may cease to do business if approved in advance by the Board of Directors of the Company), or the Company or any Subsidiary applies for or consents to the appointment of a trustee or receiver for the Company or any Subsidiary, or for the major part of the property of either; or

                                      ****

                  "(f)     (i) if any representation or warranty made by or on
         behalf of the Company in this Agreement or in any certificate or schedule furnished pursuant hereto shall prove to have been untrue or incorrect in any material respect as of the date of this Agreement or as of the Closing Date, (ii) if any representation or warranty made by or on behalf of the Company in the 1998 Agreement or in any certificate or schedule furnished pursuant to any term thereof shall prove to be untrue or incorrect in any material respect as of the date of the 1998 Agreement or the Closing Date thereunder, (iii) if any report, certificate, financial statement or financial schedule or other instrument prepared by the Company or any officer of the Company furnished or delivered under or pursuant to this Agreement after the Closing Date hereunder shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered, or
         (iv) if any report, certificate, financial statement or financial schedule or other instrument prepared by the Company or any officer of the Company furnished or delivered under or pursuant to the 1998 Agreement after the Closing Date thereunder shall prove to be untrue or incorrect in any material respect as of the date it was made, furnished or delivered; or

                  (g) if default shall be made in the Company's obligation to redeem the Preferred Stock, as required by the applicable Certificate of Designation, whether or not funds are legally available therefor; or

                  (h) if default shall be made in the due and punctual performance or observance of any other term contained in this Agreement or the 1998 Agreement, and such default shall have continued for a period of 15 days after written notice thereof to the Company by the holder of any Preferred Stock."

         K. Section 11.2 of the 1996 Agreement is hereby amended in its entirety as follows:

         "11.2    Remedies Upon Events of Default. Upon the occurrence of an
Event of Default of the type specified in (i) paragraphs (a), (b), (d) or (g) of
Section 11.1, and (ii) paragraph (f) of Section 11.1 if the representation or warranty at issue was made with reckless disregard for the truth or falsity thereof, and so long as such Event of Default continues unremedied, then, unless such Event of Default shall have been waived by the holders of sixty percent of the Preferred Stock then outstanding, the holders of sixty percent of the Preferred Stock then outstanding may require the Company immediately to redeem all Preferred Stock then outstanding as provided in Section 4(b) of the Certificate or the Statement of Designation of Rights, Preferences and Limitations of Series B Convertible Preferred Stock (the "Series B Certificate"), as the case may be, and thereupon the Company shall be obligated to redeem all Preferred Stock then outstanding. Upon the occurrence of any Event of Default hereunder, unless such Event of Default shall have been waived by the holders of sixty percent of the Preferred Stock then outstanding, the holders of sixty percent of the Preferred Stock then outstanding shall be entitled to designate a majority of the Board of Directors of the Company as provided in
Section 2(c) of the Certificate or the Series B Certificate, as the case may be."

         L. Section 12 of the 1996 Agreement is hereby amended in its entirety as follows:

         12. Termination of Certain Covenants. The obligations of the Company under Sections 8 and 9 hereof and the obligations of the Purchasers under Section 15 hereof, other than its obligations under Section 8.12 hereof, shall, notwithstanding any provisions hereof apparently to the contrary, terminate and shall be of no further force or effect from and after the date on which the Company completes a public offering of shares of Common Stock under circumstances that would result in the mandatory conversion of the Preferred Shares into Conversion Stock as set forth in the Certificate.

         M. Section 13.1 of the 1996 Agreement is hereby amended in its entirety as follows:

         "13.1    "Additional Shares of Common Stock" shall mean all shares of
Common Stock of the Company issued by the Company on or after the Closing Date, except the Conversion Stock, the 1998 Warrant Stock and the Series B Conversion Stock."

         N. Section 13.17 is hereby added to the 1996 Agreement as follows:

         "13.17   "Securities" shall mean the Preferred Shares, the Conversion
Stock, the 1998 Warrants, the 1998 Warrant Stock, the Series B Preferred Stock and the Series B Conversion Stock, and any stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets."

         O. Section 14 of the 1996 Agreement shall be amended in its entirety as follows:

         "14.     Consents; Waivers and Amendments. Except as otherwise
specifically provided herein, in each case in which approval of the Purchasers is required by the terms of this Agreement, such requirement shall be satisfied by a vote or the written consent of Purchasers under this

Agreement and the 1998 Agreement owning at least sixty percent of the Securities then owned by such Purchasers (for purposes of this Section 14, the holders of Preferred Stock shall have a number of votes equal to the number of shares of Common Stock into which the Preferred Stock is then convertible, and the holders of the 1998 Warrants shall have a number of votes equal to the number of shares of Common Stock purchasable upon exercise of the 1998 Warrants). With the written consent of the Purchasers owning at least sixty percent of the Securities then owned by Purchasers, the obligations of the Company under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and with the same approval the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations of the holders of the Securities and of the Company; provided, however, that no such waiver or supplemental agreement shall (a) amend the terms of the Preferred Shares as set forth in the Certificate (any such amendment to the terms of the Preferred Shares shall require the vote of the holders of the shares of Preferred Shares called for by the Certificate), or (b) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of all of the record holders of Securities whose rights would be affected by such reduction, or (c) amend the basic terms of any 1998 Warrant, the holder of which does not consent thereto. Written notice of any such waiver, consent or agreement of amendment, modification or supplement shall be given to the record holders of the Securities who have not previously consented thereto in writing."

         P. Subparagraph (b) of Section 19 is hereby amended in its entirety as follows:

                  (b) if to the Company, addressed to the Company, 6442 City West Parkway, Eden Prairie, Minnesota 55344, attention Chief Financial Officer, (612-947-0077) or to such other address as the Company may specify by written notice to the Purchasers.

         2. Waiver of Right of First Refusal. In connection with the closing of the transactions contemplated by the 1998 Agreement, each of you by executing this Amendment hereby waives the Company, compliance with the requirements of, and any and all of your rights under, Section 8.17 of the 1996 Agreement with respect to, and only with respect to, the issuance and sale of the shares of Series B Preferred Stock, the Series B Conversion Stock, the 1998 Warrants and the 1998 Warrant Stock.

         3. Effect of Amendment. Except as amended hereby, the 1996 Agreement shall continue in full force and effect in accordance with its terms.

                            [SIGNATURE PAGES FOLLOW]

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract among you and the undersigned.

                                   Very truly yours,

                                   LIFE TIME FITNESS, INC. (formerly FCA, Ltd.)

                                   By_____________________________________
                                     Its__________________________________

The foregoing Agreement is hereby accepted as of the date first above written.

NORWEST EQUITY PARTNERS V, LP
 A MINNESOTA LIMITED PARTNERSHIP

By: ITASCA PARTNERS V, LLP
  Its: General Partner

By_____________________________________
  Its__________________________________

                     [AMENDMENT TO STOCK PURCHASE AGREEMENT]

PIPER JAFFRAY INVESTORS-FUND XI, L.P.

By: THE PIPER FUND-FUND XI, L.P.
  Its: Managing Partner

By____________________________________________________
  Managing Director of Piper Jaffray Inc., as
   Managing Partner of the Piper Fund-Fund XI, L.P.

                     [AMENDMENT TO STOCK PURCHASE AGREEMENT]

____________________________________
Ann Tillotson

                     [AMENDMENT TO STOCK PURCHASE AGREEMENT]

____________________________________
Brent Rystrom

                     [AMENDMENT TO STOCK PURCHASE AGREEMENT]

              LIFE TIME FITNESS, INC. (FORMERLY KNOWN AS FCA, LTD.)

                     SECOND AMENDMENT AND WAIVER RELATING TO
                            STOCK PURCHASE AGREEMENT
                                DATED MAY 7, 1996

                                                                 August 16, 2000

To Each of the Persons (the "Purchasers")
   Named in Schedule A to the Stock
   Purchase Agreement dated May 7, 1996

Ladies and Gentlemen:

         Each of you is named as a Purchaser in the Stock Purchase Agreement dated May 7, 1996 and amended by the First Amendment and Waiver relating to Stock Purchase Agreement dated May 7, 1996 (the "First Amendment") among FCA, Ltd. (now known as LIFE TIME FITNESS, Inc.), a Minnesota corporation (the "Company"), and the Purchasers named therein (the "1996 Agreement"), relating to the sale by the Company to such Purchasers of shares of series A convertible preferred stock (the "Series A Preferred Stock").

         The Company is a party to a Stock Purchase Agreement dated December 8, 1998 (the "1998 Agreement") relating to the sale by the Company to the Purchasers named therein of 1,000,000 shares of series B convertible preferred stock (the "Series B Preferred Stock") and warrants to purchase shares of common stock of the Company (the "1998 Warrants"). The Company has entered into a Stock Purchase Agreement dated August 16, 2000 (the "2000 Agreement") relating to the sale by the Company to the Purchasers named therein of 4,500,000 shares of series C convertible preferred stock (the "Series C Preferred Stock"). Section 7A.12 of the 2000 Agreement provides that it is a condition to closing the transaction contemplated by the 2000 Agreement that the 1996 Agreement be amended and the rights of first refusal of the Purchasers under the 1996 Agreement be waived as provided below.

         The shares of Common Stock into which the Series A Preferred Stock is convertible are hereinafter sometimes referred to as the "Conversion Stock"; the shares of Common Stock into which the Series B Preferred Stock is convertible are hereinafter sometimes referred to as the "Series B Conversion Stock"; the shares of Common Stock into which the Series C Preferred Stock is convertible are hereinafter sometimes referred to as the "Series C Conversion Stock"; the shares of Common Stock issuable upon exercise of the 1998 Warrants are hereinafter sometimes referred to as the "1998 Warrant Stock"; and the shares of Series A Preferred Stock, Series B Preferred Stock (as such term is defined in the 2000 Agreement) and Series C Preferred Stock are hereinafter collectively referred to as the "Preferred Stock".

         All defined terms used herein which are not otherwise defined herein shall have the meanings set forth in the 1996 Agreement.

         1. Amendments to the 1996 Agreement. In connection with and as an inducement to the closing of the transactions contemplated by the 2000 Agreement, each of you by executing this amendment and waiver (the "Amendment") hereby consents to the following amendments to the 1996 Agreement, such amendments to be effective from and after the Closing referred to in the 2000
Agreement:

         A. The term "Certificate", wherever used in the 1996 Agreement, shall be amended to mean the Statement of Designation of Rights, Preferences and Limitations of Series A Convertible Preferred Stock as amended and restated in connection with the issuance of the Series C Preferred Stock and the 2000 Agreement.

         B. Section 5.23(b) of the 1996 Agreement is hereby amended in its entirety as follows:

         "(b) To the Company's knowledge, no Hazardous Substances have ever been buried, spilled, leaked, discharged, emitted, generated, stored, used or released, and no Hazardous Substances are now present, in, on, or under the Real Estate except for immaterial quantities stored or used by the Company in the ordinary course of its business and in accordance with all applicable Environmental Laws."

         C. Section 5.23(c) of the 1996 Agreement is hereby amended in its entirety as follows:

         "(c) To the Company's knowledge, the Real Estate is not being used, and the Real Estate has never been used, in connection with the business of manufacturing, storing or transporting Hazardous Substances, and no RCRA Hazardous Wastes have been treated, stored or disposed of on the Real Estate."

         D. Section 5.23(d) of the 1996 Agreement is hereby amended in its entirety as follows:

         "(d) To the Company's knowledge, there are not now and never have been any underground or aboveground storage tanks or other containment facilities of any kind on the Real Estate which contain or ever did contain any Hazardous Substances."

         E. Section 5.23(f) of the 1996 Agreement is hereby amended in its entirety as follows:

         "(f) The Company has delivered to the Purchasers true and complete copies of all material reports, authorizations, permits, licenses, disclosures and other documents in its possession, custody or control describing or relating in any way to the Real Estate which describe, mention or discuss the status thereof with respect to any Environmental Law."

         F. Section 8.9 of the 1996 Agreement is hereby amended in its entirety as follows:

         "8.9     Directors' and Shareholders' Meetings. The holders of the
Preferred Shares shall have the right to elect directors of the Company as set forth in the Certificate.

         The Company shall reimburse such holders of Preferred Shares for the reasonable out-of-pocket expenses incurred by them or the directors elected by them pursuant to the Certificate in connection with the attending of meetings by their director designees or carrying out any other duties by such director designees that may be specified by the Board of Directors; shall pay such director designees the same directors' fees paid to the other investor-designee non-employee directors (other than Lois E. Quam) of the Company (it being understood that the Company's stock option plan may provide for stock option grants to only those non-employee directors who, together with their affiliates, do not own more than one percent of outstanding capital stock of the Company); and shall maintain as part of its Articles of Incorporation or Bylaws a provision for the indemnification of its directors to the full extent permitted by law.

         The Company agrees, as a general practice, to hold a meeting of its Board of Directors at least once every three months, and during each year to hold its annual meeting of shareholders on or approximately on the date provided in its Bylaws."

         G. Section 8.17 of the 1996 Agreement is hereby amended in its entirety as follows:

         "8.17    Right of First Refusal. If the Company should decide to issue and sell additional shares of any capital stock of the Company or any warrants, securities convertible into capital stock of the Company or other rights to subscribe for or to purchase any capital stock of the Company, other than (a) shares of Common Stock sold to the public pursuant to a registration statement filed under the Securities Act, if such offering is underwritten on a firm commitment basis, (b) shares of Common Stock awarded or issued upon the exercise of options granted pursuant to employee and consultant benefit plans adopted by the Company, and the grant of such options themselves, provided that the aggregate number of shares thus awarded and issued and issuable pursuant to the exercise of all such options shall not be in excess of 1,242,000 (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), (c) shares of Preferred Stock, (d) shares of Common Stock issued upon conversion of the Preferred Stock or exercise of the 1998 Warrants, (e) dividends payable in Common Stock, and (f) warrants issued in connection with bona fide financing transactions (including, without limitation, equipment financing arrangements and bank lines of credit) with conventional institutional lenders entered into in the ordinary course of their business and shares of Common Stock issued upon exercise of such warrants (provided that the aggregate number of shares thus issued on exercise and covered by unexercised warrants shall not be in excess of 600,000 (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected)) (all such capital stock, warrants, securities convertible into capital stock and other rights, other than securities referred to in (a), (b), (c), (d), (e) and (f) above, being hereinafter sometimes collectively referred to as "Additional Securities"), the Company shall first offer to sell to each of the Purchasers, upon the same terms and conditions as the Company is proposing to issue and sell such Additional Securities to others, such Purchaser's pro rata share (as defined below) of such Additional Securities. Such offer shall be made by written notice given to each such Purchaser and specifying therein the amount of the Additional Securities being offered, the purchase price and other terms of such offer. Such Purchaser shall have a period of 45 days from and after the effective date of such notice within which to accept such offer. If a Purchaser elects to accept such offer in whole or in part, such Purchaser shall so accept by written notice to the Company given within such 45-day period. If a Purchaser fails to accept such offer in whole or in part within such 45-day period, any of such Additional Securities not purchased by such Purchaser pursuant to such offer may be offered for sale to others by the Company for a period of 120 days from the last day of such 45-day period, but only on terms and conditions no more favorable to the third party purchasers than those set forth in the initial offer to such Purchaser, free and clear of the restrictions imposed by this Article 8.17.

         For purposes of the previous paragraph, a Purchaser's "pro rata share" is the number of shares of Additional Securities (rounded to the nearest whole share) as is equal to the product of (a)(i) the number of shares of Common Stock issued, or issuable upon the exercise or conversion of rights, options or other convertible securities without the payment of any additional cash consideration or with the payment of a nominal cash consideration, as the case may be (collectively, "Fully Paid Securities"), to such Purchaser immediately prior to the issuance of the Additional Securities being offered divided by (ii) the total number of Fully Paid Securities issued or issuable by the Company immediately prior to the issuance of the Additional Securities, multiplied by
(b) the entire offering of Additional Securities."

         H. Section 9.2 of the 1996 Agreement is hereby amended in its entirety as follows:

         "9.2     Future Registration Rights. Except for any registration
expressly permitted by Section 10 hereof, the 1998 Agreement and the 2000 Agreement, the Company will not, without the prior approval of the Purchasers, agree with the holders of any securities issued or to be issued by the Company to register such securities under the Securities Act nor will it grant any incidental registration rights."

         I. Subparagraph (e) of Section 9.3 of the 1996 Agreement is hereby amended in its entirety as follows:

         (e) except for securities excepted from the definition of Additional Securities by clauses (a), (b), (c), (d), (e) and (f) of the first paragraph of Section 8.17 hereof, issue (A) any additional capital stock of the Company of any class other than Common Stock, or securities convertible into any such class or (B) any options, warrants or other rights to purchase capital stock of the Company of any class other than Common Stock, or securities convertible into shares of any such class; or

         J. Subparagraph (b) of Section 9.3 of the 1996 Agreement is hereby amended in its entirety as follows:

         (b) make or permit any Subsidiary to make loans or advances to any person (including without limitation to any officer, director or shareholder of the Company or any Subsidiary), firm, association or corporation, except loans and advances to the Company and its wholly-owned Subsidiaries and advances to suppliers and employees made in the ordinary course of business (provided that the outstanding balance of loans and advances to employees of the Company or any Subsidiary shall not at any time exceed $250,000 in the aggregate or $50,000 for any one individual); or

         K. Section 10.2 of the 1996 Agreement is hereby amended and restated in its entirety as follows:

         10.2 Incidental Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than registration statements on forms that do not permit the inclusion of shares by the Company's security holders), the Company will give written notice of its determination to all record holders of Purchased Stock not theretofore registered under the Securities Act and sold. Upon the written request of a record holder of any shares of Purchased Stock given within 30 days after the date of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Purchased Stock, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Purchased Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a public offering of their securities and who bear all expenses in excess of $25,000 incurred by the Company as the result of such registration after the Company has decided not to proceed. Notwithstanding the foregoing, the Company shall not be in default of its obligation to include the Purchased Stock in a registration if such registration is being made at the request of the holders of Series B Preferred Stock, Series B Conversion Stock, the 1998 Warrants and the 1998 Warrant Stock pursuant to the 1998 Agreement, Series C Preferred Stock and the Series C Conversion Stock pursuant to the 2000 Agreement and the Purchased Stock is excluded from such registration pursuant to the terms of the 1998 Agreement or the 2000 Agreement. If any registration pursuant to this Section 10.2 shall be underwritten in whole or in part, the Company may require that the Purchased Stock requested for inclusion pursuant to this Section 10.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Purchased Stock originally covered by a request for registration and all other Securities originally covered by a request for registration pursuant to the 1998 Agreement or the 2000 Agreement would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Purchased Stock and such other Securities otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration. Those shares of Purchased Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

         L. Subparagraph (g) of Section 11.1 of the 1996 Agreement is hereby amended in its entirety as follows:

         (f) if default shall be made in the Company's obligation to redeem the Preferred Stock (as hereinafter defined), as required by the applicable Certificate of Designation, whether or not funds are legally available therefor, provided, however, that it shall not be an Event of Default if the Company's failure to so redeem the Preferred Stock results from the failure of the holders of Preferred Stock entitled to vote on or consent to such redemption to give their consent to the redemption and the Company otherwise has funds legally available to redeem the Preferred Stock; or

         M. Section 11.2 of the 1996 Agreement is hereby amended in its entirety as follows:

         "11.2    Remedies Upon Events of Default. Upon the occurrence of an
Event of Default of the type specified in (i) paragraphs (a), (b), (d) or (g) of
Section 11.1, and (ii) paragraph (f) of Section 11.1 if the representation or warranty at issue was made with reckless disregard for the truth or falsity thereof, and so long as such Event of Default continues unremedied, then, unless such Event of Default shall have been waived by the holders of sixty percent of the Series A Preferred Stock and Series B Preferred Stock then outstanding, the holders of at least sixty percent of the Series A Preferred Stock and the Series B Preferred Stock then outstanding may require the Company immediately to redeem all shares of Series A Preferred Stock and Series B Preferred Stock then outstanding as provided in Section 4(b) of the Certificate and the Amendment and Restatement of the Statement of Designation of Rights, Preferences and Limitations of Series B Convertible Preferred Stock (the "Series B Certificate"), as the case may be, and thereupon the Company shall be obligated to redeem all shares of Series A Preferred Stock and Series B Preferred Stock then outstanding. Upon the occurrence of any Event of Default hereunder, unless such Event of Default shall have been waived by the holders of at least sixty percent of the Series A Preferred Stock and Series B Preferred Stock then outstanding and a majority of the Series C Preferred Stock then outstanding, the holders of the Preferred Stock then outstanding shall be entitled to designate a majority of the Board of Directors of the Company as provided in Section 2(c) of the Certificate, the Series B Certificate or the Series C Certificate, as the case may be."

         N. Section 13.1 of the 1996 Agreement is hereby amended in its entirety as follows:

         "13.1    "Additional Shares of Common Stock" shall mean all shares of
Common Stock of the Company issued by the Company on or after the Closing Date, except the Conversion Stock, the 1998 Warrant Stock, the Series B Conversion Stock and the Series C Conversion Stock."

         O. Section 13.17 of the 1996 Agreement is hereby amended in its entirety as follows:

         "13.17   "Securities" shall mean the Preferred Shares, the Conversion
Stock, the 1998 Warrants, the 1998 Warrant Stock, the Series B Preferred Stock, the Series B Conversion Stock, the Series C Preferred Stock, the Series C Conversion Stock, and any stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets."

         2. Waiver of Right of First Refusal. In connection with the closing of the transactions contemplated by the 2000 Agreement, each of you by executing this Amendment hereby waives the Company's compliance with the requirements of, and any and all of your rights under, Section 8.17 of the 1996 Agreement with respect to the issuance and sale of the shares of Series C Preferred Stock and the Series C Conversion Stock.

         3. Consent to the 2000 Agreement. By executing this Amendment, each of you hereby consents to the transactions contemplated by the 2000 Agreement.

         4. Consent to Grant of Registration Rights. In connection with the closing of the transactions contemplated by the 2000 Agreement, each of you by executing this Amendment hereby consents to the grant of the registration rights in Section 10 of the 2000 Agreement pursuant to your right to approve of the grant of such registration rights pursuant to Section 9.2 of the 1996 Agreement.

         5. Consent to Employee Loans. Each of you by executing this Amendment hereby consents to the loans made to employees of the Company listed on Exhibit A to this Amendment.

         6. Effect of Amendment. Except as amended hereby and by the First Amendment, the 1996 Agreement shall continue in full force and effect in accordance with its terms. In the event of any discrepancy between this Amendment and the First Amendment, this Amendment shall be controlling.

                            [SIGNATURE PAGES FOLLOW]

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract among you and the undersigned.

                               Very truly yours,

                               LIFE TIME FITNESS, INC. (formerly FCA, Ltd.)

                               By________________________________________
                                    Its__________________________________

                          [AMENDMENT TO 1996 AGREEMENT]

The foregoing Agreement is hereby accepted as of the date first above written.

NORWEST EQUITY PARTNERS V, LP
  A MINNESOTA LIMITED PARTNERSHIP

By: ITASCA PARTNERS V, LLP
    Its: General Partner

By________________________________________
    Its___________________________________

                          [AMENDMENT TO 1996 AGREEMENT]

PIPER JAFFRAY INVESTORS-FUND XI, L.P.

By: THE PIPER FUND-FUND XI, L.P.
    Its: Managing Partner

By_______________________________________________________
    Managing Director of Piper Jaffray Inc., as
      Managing Partner of the Piper Fund-Fund XI, L.P.

                          [AMENDMENT TO 1996 AGREEMENT]

_____________________________
Ann Tillotson

                          [AMENDMENT TO 1996 AGREEMENT]

_________________________________
Brent and Julie Rystrom Jt Ten

                          [AMENDMENT TO 1996 AGREEMENT]

              LIFE TIME FITNESS, INC. (FORMERLY KNOWN AS FCA, LTD.)

                     THIRD AMENDMENT AND WAIVER RELATING TO
                            STOCK PURCHASE AGREEMENT
                                DATED MAY 7, 1996

                                                                   July 19, 2000

To Each of the Persons (the "Purchasers")
   Named in Schedule A to the Stock
   Purchase Agreement dated May 7, 1996

Ladies and Gentlemen:

         Each of you is named as a Purchaser in the Stock Purchase Agreement dated May 7, 1996 and amended by the First Amendment and Waiver relating to Stock Purchase Agreement dated May 7, 1996 (the "First Amendment") and by the Second Amendment and Waiver relating to Stock Purchase Agreement dated May 7, 1996 (the "Second Amendment") among FCA, Ltd. (now known as LIFE TIME FITNESS, Inc.), a Minnesota corporation (the "Company"), and the Purchasers named therein (the "1996 Agreement"), relating to the sale by the Company to such Purchasers of shares of series A convertible preferred stock (the "Series A Preferred Stock").

         The Company is a party to a Stock Purchase Agreement dated December 8, 1998 (the "1998 Agreement") relating to the sale by the Company to the Purchasers named therein of 1,000,000 shares of series B convertible preferred stock (the "Series B Preferred Stock") and warrants to purchase shares of common stock of the Company (the "1998 Warrants"). The Company is a party to a Stock Purchase Agreement dated August 16, 2000, as amended by the First Amendment and Waiver relating to Stock Purchase Agreement dated August 16, 2000 (the "2000 Agreement") relating to the sale by the Company to the Purchasers named therein of 4,500,000 shares of series C convertible preferred stock (the "Series C Preferred Stock"). The Company has entered into a Stock Purchase Agreement dated July 19, 2001 (the "2001 Agreement") relating to the sale by the Company to the Purchasers named therein of up to 2,000,000 shares of series D convertible preferred stock (the "Series D Preferred Stock"). Section 7A.12 of the 2001 Agreement provides that it is a condition to closing the transaction contemplated by the 2001 Agreement that the 1996 Agreement be amended and the rights of first refusal of the Purchasers under the 1996 Agreement be waived as provided below.

         The shares of Common Stock into which the Series A Preferred Stock is convertible are hereinafter sometimes referred to as the "Conversion Stock"; the shares of Common Stock into which the Series B Preferred Stock is convertible are hereinafter sometimes referred to as the "Series B Conversion Stock"; the shares of Common Stock into which the Series C Preferred Stock is convertible are hereinafter sometimes referred to as the "Series C Conversion Stock"; the shares of Common Stock into which the Series

D Preferred Stock is convertible are hereinafter sometimes referred to as the "Series D Conversion Stock"; the shares of Common Stock issuable upon exercise of the 1998 Warrants are hereinafter sometimes referred to as the "1998 Warrant Stock"; and the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are hereinafter collectively referred to as the "Preferred Stock".

         All defined terms used herein which are not otherwise defined herein shall have the meanings set forth in the 1996 Agreement.

         1. Amendments to the 1996 Agreement. In connection with and as an inducement to the closing of the transactions contemplated by the 2000 Agreement, each of you by executing this amendment and waiver (the "Amendment") hereby consents to the following amendments to the 1996 Agreement, such amendments to be effective from and after the Closing referred to in the 2001
Agreement:

         A. The term "Certificate", wherever used in the 1996 Agreement, shall be amended to mean the Amendment and Restatement of the Statement of Designation of Rights, Preferences and Limitations of Series A Convertible Preferred Stock as amended and restated in connection with the issuance of the Series D Preferred Stock and the 2001 Agreement.

         B. Section 9.2 of the 1996 Agreement is hereby amended in its entirety as follows:

         "9.2     Future Registration Rights. Except for any registration
expressly permitted by Section 10 hereof, the 1998 Agreement, the 2000 Agreement and the 2001 Agreement, the Company will not, without the prior approval of the Purchasers, agree with the holders of any securities issued or to be issued by the Company to register such securities under the Securities Act nor will it grant any incidental registration rights."

         C. Section 10.2 of the 1996 Agreement is hereby amended and restated in its entirety as follows:

         10.2 Incidental Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than registration statements on forms that do not permit the inclusion of shares by the Company's security holders), the Company will give written notice of its determination to all record holders of Purchased Stock not theretofore registered under the Securities Act and sold. Upon the written request of a record holder of any shares of Purchased Stock given within 30 days after the date of any such notice from the Company, the Company will, except as herein provided, cause all such shares of Purchased Stock, the record holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Purchased Stock to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any such registration initiated by it; provided further, however, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a public offering of their securities and who bear all expenses in excess of $25,000 incurred by the Company as the result of such registration after the Company has decided not to proceed. Notwithstanding the foregoing, the Company shall not be in default of its obligation to include the Purchased Stock in a registration if such registration is being made at the request of the holders of Series B Preferred Stock, Series B Conversion Stock, the 1998 Warrants and the 1998 Warrant Stock pursuant to the 1998 Agreement, Series C Preferred Stock and the Series C Conversion Stock pursuant to the 2000 Agreement, Series D Preferred Stock and the Series D Conversion Stock pursuant to the 2001 Agreement and the Purchased Stock is excluded from such registration pursuant to the terms of the 1998 Agreement, the 2000 Agreement or the 2001 Agreement. If any registration pursuant to this Section 10.2 shall be underwritten in whole or in part, the Company may require that the Purchased Stock requested for inclusion pursuant to this Section 10.2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Purchased Stock originally covered by a request for registration and all other Securities originally covered by a request for registration pursuant to the 1998 Agreement, the 2000 Agreement or the 2001 Agreement would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of shares of Purchased Stock and such other Securities otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration. Those shares of Purchased Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

         D. Section 11.2 of the 1996 Agreement is hereby amended in its entirety as follows:

         "11.2    Remedies Upon Events of Default. Upon the occurrence of an
Event of Default of the type specified in (i) paragraphs (a), (b), (d) or (g) of
Section 11.1, and (ii)
paragraph (f) of Section 11.1 if the representation or warranty at issue was made with reckless disregard for the truth or falsity thereof, and so long as such Event of Default continues unremedied, then, unless such Event of Default shall have been waived by the holders of sixty percent of the Series A Preferred Stock and Series B Preferred Stock then outstanding, the holders of at least sixty percent of the Series A Preferred Stock and the Series B Preferred Stock then outstanding may require the Company immediately to redeem all shares of Series A Preferred Stock and Series B Preferred Stock then outstanding as provided in Section 4(b) of the Certificate and the Amendment and Restatement of the Statement of Designation of Rights, Preferences and Limitations of Series B Convertible Preferred Stock (the "Series B Certificate"), as the case may be, and thereupon the Company shall be obligated to redeem all shares of Series A Preferred Stock and Series B Preferred Stock then outstanding. Upon the occurrence of any Event of Default hereunder, unless such Event of Default shall have been waived by the holders of at least sixty percent of the Series A Preferred Stock and Series B Preferred Stock then outstanding and a majority of the Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a class, the holders of the Preferred Stock then outstanding shall be entitled to designate a majority of the Board of Directors of the Company as provided in Section 2(c) of the Certificate, the Series B Certificate, the Amendment and Restatement of the Statement of Designation of Rights, Preferences and Limitations of Series C Convertible Preferred Stock , or the Statement of Designation of Rights, Preferences and Limitations of Series D Convertible Preferred Stock , as the case may be."

         E. Section 13.1 of the 1996 Agreement is hereby amended in its entirety as follows:

         "13.1    "Additional Shares of Common Stock" shall mean all shares of
Common Stock of the Company issued by the Company on or after the Closing Date, except the Conversion Stock, the 1998 Warrant Stock, the Series B Conversion Stock, the Series C Conversion Stock and the Series D Conversion Stock."

         F. Section 13.17 of the 1996 Agreement is hereby amended in its entirety as follows:

         "13.17   "Securities" shall mean the Preferred Shares, the Conversion
Stock, the 1998 Warrants, the 1998 Warrant Stock, the Series B Preferred Stock, the Series B Conversion Stock, the Series C Preferred Stock, the Series C Conversion Stock, the Series D Preferred Stock, the Series D Conversion Stock, and any stock or other securities of the Company issued in a stock split or reclassification of, or a stock dividend or other distribution on or in substitution or exchange for, or otherwise in connection with, any of the foregoing securities, or in a merger or consolidation involving the Company or a sale of all or substantially all of the Company's assets."

         2. Waiver of Right of First Refusal. In connection with the closing of the transactions contemplated by the 2001 Agreement, each of you by executing this Amendment hereby waives the Company's compliance with the requirements of, and any and all of your rights under, Section 8.17 of the 1996 Agreement with respect to the issuance and sale of the shares of Series D Preferred Stock and the Series D Conversion Stock.

         3. Consent to the 2001 Agreement. By executing this Amendment, each of you hereby consents to the transactions contemplated by the 2001 Agreement.

         4. Consent to Grant of Registration Rights. In connection with the closing of the transactions contemplated by the 2001 Agreement, each of you by executing this Amendment hereby consents to the grant of the registration rights in Section 10 of the 2001 Agreement pursuant to your right to approve of the grant of such registration rights pursuant to Section 9.2 of the 1996 Agreement.

         5. Effect of Amendment. Except as amended hereby, by the First Amendment and by the Second Amendment, the 1996 Agreement shall continue in full force and effect in accordance with its terms. In the event of any discrepancy between this Amendment, the First Amendment and the Second Amendment, this Amendment shall be controlling.

                            [SIGNATURE PAGES FOLLOW]

         If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract among you and the undersigned.

                                 Very truly yours,

                                 LIFE TIME FITNESS, INC. (formerly FCA, Ltd.)

                                 By________________________________________
                                   Its_____________________________________

                         [AMENDMENT TO 1996 AGREEMENT]

The foregoing Agreement is hereby accepted as of the date first above written.

NORWEST EQUITY PARTNERS V, LP
  A MINNESOTA LIMITED PARTNERSHIP

By: ITASCA PARTNERS V, LLP
  Its: General Partner

By________________________________________
  Its_____________________________________

                          [AMENDMENT TO 1996 AGREEMENT]

PIPER JAFFRAY INVESTORS-FUND XI, L.P.

By: THE PIPER FUND-FUND XI, L.P.
 Its: Managing Partner

By____________________________________________________
   Managing Director of Piper Jaffray Inc., as
    Managing Partner of the Piper Fund-Fund XI, L.P.

                          [AMENDMENT TO 1996 AGREEMENT]

_________________________________
Ann Tillotson

                          [AMENDMENT TO 1996 AGREEMENT]

_________________________________
Brent Rystrom

                          [AMENDMENT TO 1996 AGREEMENT]